                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                 Amendment No.1

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                         WARNING MODEL MANAGEMENT, INC.
                 (Name of small business issuer in its charter)


        NEW YORK                          7380                    13-3865655
        --------                          ----                    ----------
(State or other jurisdiction of      (Primary Standard         (I.R.S. Employer
incorporation or organization)    Industrial Classification     Identification
                                        Code Number)                 No.)

9440 SANTA MONICA BOULEVARD, SUITE 400, BEVERLY HILLS, CALIFORNIA         90210
-------------------------------------------------------------------------------
 (Address of principal executive offices)                            (Zip code)

         Registrant's Address and Telephone number, including area code:

                               S. Michael Rudolph
                             Chief Executive Officer
                     9440 Santa Monica Boulevard, Suite 400
                             Beverly Hills, CA 90210
                                 (310) 860-9969

            (Name, address and telephone number of Agent for Service)

                          Copies of communications to:

                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to RULE 462(B) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(D) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to RULE 434, check the following box. [ ]

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

                        CALCULATION OF REGISTRATION FEE

--------------------------- ----------------- ------------ -------------- ------------ -------------- ---------------
Title of each class of      Amount to be      Proposed     Proposed       Exercise     Proceeds to    Amount of
securities to be            registered  (1)   maximum      maximum        price per    WNMI           registration
registered                                    offering     aggregate      share (2)                   fee
                                              price per    offering
                                              share (2)    price
--------------------------- ----------------- ------------ -------------- ------------ -------------- ---------------
Common  Shares, par value
$.001 underlying secured    41,666,667            $ .012   $    500,000                               $   40.45
convertible debenture       (3)
--------------------------- ----------------- ------------ -------------- ------------ -------------- ---------------

Shares underlying warrant   1,000,000                                     $ .01        $  10,000      $     0.81
                            (4)
--------------------------- ----------------- ------------ -------------- ------------ -------------- ---------------

Restricted Common Shares
par value $.001             1,500,000            $.012     $      18,000                              $     1.46
                            (5)
--------------------------- ----------------- ------------ -------------- ------------ -------------- ---------------

Total Registration Fee                                                                                $ 204.52 (6)

--------------------------- ----------------- ------------ -------------- ------------ -------------- ---------------

1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures the exercise of warrants held by the selling stockholder and shares issued to the former CEO Warning Model Management, Inc. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.


(2)    Estimated solely for the purpose of determining the registration fee.
(3) Common stock issuable upon conversion of an aggregate of $500,000 in convertible debentures issued in connection with a December 27, 2002 financing.
(4) Common stock issuable upon the conversion of warrants issued in connection with the convertible note.
(5)    Restricted Common stock issued with registration rights.
(6)    Previously paid with original filing on 5/09/03 file # 333-105124


                              ---------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 1, 2003

                         Warning Model Management, Inc.
                        44,166,667 Shares of Common Stock


This prospectus relates to the resale by the selling stockholders of up to 44,166,667 shares of WNMI's common stock, including 41,666,667 shares of common stock issuable to Mercator upon the conversion of secured convertible debentures, up to 1,000,000 shares of common stock issuable to Mercator upon the exercise of common stock purchase warrants at $.01 per shares, and 1,500,000 shares of common stock issued with registration rights to WNMI's former CEO, Jason Bauer.

On December 30, 2002, WNMI issued a $500,000 Convertible Debenture, 10% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debenture can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 22 trading days preceding the conversion date.

The holder of the 10% convertible debenture (Mercator Momentum Fund, L.P.) may not convert its securities into shares of WNMI's common stock if after the conversation, such holder would beneficially own over 4.9% of the outstanding shares of WNMI's common stock. The holder may waive this percent ownership restriction not less than 61 days' notice to WNMI. Since the number of shares of WNMI's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of WNMI's common stock prior to a conversion, the actual number of shares of WNMI's common stock that will be issued under the debentures owned by the Mercator Momentum Fund, L.P. cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of WNMI's common stock that exceeds the number of WNMI's shares of common stock currently beneficially owned by the Mercator Momentum Fund, LP.

On December 30, 2002, WNMI also entered into an agreement with Mercator Momentum Fund, L.P. for an equity line of credit. It was subsequently decided not to use this facility due to the unlikely fact that WNMI would qualify to make a drawdown. Mercator Momentum Fund, L.P. received a $100,000 commitment fee upon entering in the agreement.

The Mercator Momentum Fund, LP is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "WNMI". On July 23, 2003, the closing bid price of our Common Stock on the OTC Bulletin Board was $.004.

WNMI's shares of Common Stock are "penny stocks" as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. See the "Risk Factors" section beginning on page 7 of this Prospectus discussing the applicability of the "Penny Stock Rules" to transactions in WNMI's securities.

Investing in these securities involves significant risks. SEE THE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is August 1, 2003

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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                                TABLE OF CONTENTS

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                                  Section Title                                     Page No.
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Summary of Information in the Prospectus                                              5
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Risk Factors                                                                          7
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Dividend Policy                                                                      10
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Dilution                                                                             10
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Use of Proceeds                                                                      11
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Market for Common Equity and Related Stockholder Matters                             13
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Management's Discussion and Analysis or Plan of Operations                           15
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Our Business                                                                         24
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Management                                                                           28
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Executive Compensation                                                               29
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Security Ownership of Certain Beneficial Owners and Management                       30
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Certain Relationships and Related Transactions                                       32
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Description of Securities                                                            33
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Selling Stockholders                                                                 33
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Plan of Distribution                                                                 35
----------------------------------------------------------------------------------------------
Legal Proceedings                                                                    37
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Experts                                                                              37
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Legal Matters                                                                        37
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Other Available Information                                                          37
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Financial Statements                                                                 F-1
----------------------------------------------------------------------------------------------
Indemnification                                                                      39
----------------------------------------------------------------------------------------------




                               PROSPECTUS SUMMARY

THIS SUMMARY CONTAINS ALL MATERIAL TERMS OF THE OFFERING. TO UNDERSTAND THIS
OFFERING FULLY, YOU SHOULD READ THE ENTIRE DOCUMENT CAREFULLY. PLEASE PAY
PARTICULAR ATTENTION TO THE SECTION ENTITLED "RISK FACTORS" AND THE SECTION
ENTITLED "FINANCIAL STATEMENTS".

UNLESS OTHERWISE INDICATED, THIS PROSPECTUS ASSUMES THAT ANY OF WNMI'S
OUTSTANDING OPTIONS OR WARRANTS HAVE NOT BEEN EXERCISED INTO SHARES OF WNMI'S
COMMON STOCK.

                         WARNING MODEL MANAGEMENT, INC.

Warning Model Management, LLC ("WAMM") was established in September 1998 and is a full service model and talent agency. We develop and supply models, both male and female for assignments in a variety of jobs, including but not limited to fashion editorials for magazines, catalogues and newspaper advertisements, for advertising clients who use models in magazines, posters, websites, billboards, bus sides, look books and other such outlets. We also supply models and actors for all forms of TV work as well as industrial videos and personal appearances for promotions. Models would be considered our clients.

Income is derived by booking models on assignments with end user clients. We take a commission from both the model and the end user client for print jobs and campaigns. In cases where our model or actor is on a television commercial, we would earn a commission from these jobs. If the commercial runs for many years, we would get paid in the form of residuals. This same form of commission based income would also apply to jobs in the form of a runway job, personal appearances, acting assignments, clothes fitting or extra work. All these forms of revenue generating activities have been offered by us since our first day of operations. We do not see any changes in the direction of our operations in the near future.

Our models contract with us via a talent agreement and they function as independent contractors. WNMI introduces the models to prospective end user clients and the models costs are then paid by the clients from which we receive a commission fee from both the models and the end user client in return for our services. The end client users issue a purchase order for the model's services, therefore we do not have a written contract with our end user clients. We provide advance costs for our model and actor clients, such as rental fees for photo shooting locations, or photographer expenses. We deduct these advances from payments due the models for work done on behalf of our end user clients.

WNMI offers modeling services. WNMI tries to provide the fashion/retailing industry in California and other Western States the level of modeling talent similar to that usually only found in New York and Paris. We feel we have achieved this by focusing on those clients that use LA and San Francisco as a primary location rather than as a base, and making available the talent they require locally, saving them (in many cases) the expense of having to bring those models from New York or Paris. Facilitating this service is our website which contains a copy of the portfolios of all of the models we represent. Our website (WWW.WARNINGMODELS.COM) is a fully functioning tool whereby clients can immediately access the models portfolios and we can follow up with marketing packages. Our website contains information regarding the agency but primarily holds pictures of all the approximately 250 models that we represent. The site allows us to direct both our clients and end users to these web pages without them having lengthy downloads of photos. This saves a lot of time as it replaces the expensive and delay of transporting bulky books across country. To access the website, a login name and password is required.

For the year ending December 31, 2002 the five largest end user clients and their percentage of our total revenue for that year were Macy's (11.2%), Wet
Seal/Contempo (8.6%), St. John Knits (5.6%), Nordstrom Advertising (4.3%) and
Berlin, Cameron & Partners (4%).

For the three months ended March 31, 2003, we generated revenues in the amount of $577,232 and net losses of $527,503. In addition, for the year ended December
31, 2002, we generated revenue in the amount of $2,323,849 and a net loss of $535,937. Our accumulated deficit for the year ended December 31, 2002 was ($4,262,790).

Our principal offices are located at 9440 Santa Monica Boulevard, Suite 400,
Beverly Hills, California 90210, and our telephone number is (310) 860-9969. We are a New York corporation.


                                       5

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


THE OFFERING

Securities Offered by Selling Shareholders..........  Up to 44,166,667 including i) up to 41,666,667 shares of common stock underlying convertible debentures in the amount of
                                                      $500,000, ii) up to 1,000,000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of
                                                      $.01 per share, and (iii) 1,500,000 shares of common stock issued to WNMI's former CEO, Jason Bauer

Common Stock Outstanding after the offering.........  Up to 123,590,501 Shares

Offering Price......................................  The selling shareholders can sell the shares at any price.

Use of Proceeds.....................................  This prospectus relates to shares of WNMI's common stock that may
                                                      be   offered   and  sold  from  time  to  time  by  the   selling
                                                      stockholders.  We will not receive any proceeds  from the sale of shares by the  selling  shareholders.  However,  we will  receive proceeds  upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations. WNMI will not be using either the credit line entered onto on October  27,  2000 or the  credit  line  entered  into on
                                                      December 30, 2002.

Market for our Common Stock........................   Our Common Stock is quoted on the Over-the Counter Bulletin
                                                      Board, also called OTCBB, under the trading symbol "WNMI". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our
                                                      Common Stock.


The above information regarding common stock to be outstanding after the offering is based on 80,923,834 shares of common stock outstanding as of June 30, 2003 and assumes the subsequent conversion of the $500,000 issued convertible debenture and the exercise of warrants. The shares being registered for Jason Bauer are already issued and outstanding.

On December 30, 2002, WNMI issued a $500,000 Convertible Debenture, 10% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debenture can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 22 trading days preceding the conversion date.

The holder of the 10% convertible debentures (Mercator Momentum Fund, L.P.) may not convert its securities into shares of WNMI's common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.9% of the outstanding shares of WNMI's common stock. Each holder may waive this percent ownership restriction not less than 61 days' notice to WNMI. Since the number of shares of WNMI's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of WNMI's common stock prior to a conversion, the actual number of shares of WNMI's common stock that will be issued under the debentures owned by the Mercator Momentum Fund, L.P. cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of WNMI's common stock that exceeds the number of WNMI's shares of common stock currently beneficially owned by the Mercator Momentum Fund, L.P.

                                  RISK FACTORS

AN INVESTMENT IN SHARES OF WNMI'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, WHICH SUMMARIZES ALL MATERIAL RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY WNMI'S COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, WNMI'S BUSINESS WOULD LIKELY SUFFER. IN THESE CIRCUMSTANCES, THE MARKET PRICE OF WNMI'S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.


RISKS RELATING TO OUR BUSINESS:

WNMI HAS SUSTAINED CONTINUING LOSSES MAKING IT A RISKY INVESTMENT.

WNMI has a history of losses from operations and does not anticipate realizing a profit during the next fiscal year, therefore an investment in WNMI is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $1,358,769 at December 31, 2002 and $74,012 at December 31, 2001, plus recurring losses from operations may raise some doubt about our ability to continue as a going concern. For the quarter ending March 31, 2002 we have a working capital deficiency of $1,599,295. The financial statements do not include any adjustments that might result from the outcome of this activity.

WNMI incurred a loss for the year ending December 31, 2002 of $535,937 and a loss of $332,554 in the year ending December 31, 2001, and a loss for the three months ending March 31, 2002 of $527,503. WNMI does not anticipate realizing a profit during the next fiscal year. The accumulated deficit for the year ending December 31, 2002 and 2001 was $4,262,790 and $506,687 respectively. The accumulated deficit through March 31, 2003 was $4,790,293.

WNMI'S ABILITY TO GROW WILL DEPEND ON WNMI ATTRACTING AND RETAINING EXPERIENCED AND PROFESSIONAL PERSONNEL.

WNMI's ability to grow will depend in part upon WNMI's ability to attract and retain experienced professionals to staff an expansion of WNMI's activities. Trained agents in this industry are difficult to come by and to the best of our knowledge there are very few currently unemployed. Therefore we may have difficulty hiring new agents if any should leave which would have a negative impact on our business.

There are key personnel in the organization, primarily Stephen Chamberlin. His long term experience and name association with Warning Model Management would be difficult to replace. By slowly changing and maturing his responsibilities and training people to handle his current responsibilities we can possibly advance other members of the team to higher positions. Another key employee is Lisa Stern who is head of the women's division. Spenser Salley is prominent in the Men's Division. The lost of any of these individuals would have a negative impact on WNMI.

CURRENT INDEBTEDNESS WHICH INCLUDES OBLIGATIONS THAT ARE IN DEFAULT COULD HINDER WNMI'S GROWTH AND NEGATIVELY AFFECT WNMI'S ABILITY TO RAISE FUNDS

WNMI has $1,116,273 in 4% convertible debentures which are in default, a $500,000 5% convertible debenture mature in December 2005, and $2,900,000 in 4% in convertible debentures due to former Members of Warning Model Management, LLC, mature in December 2004. These notes would require either large amounts of cash to retire or large amounts on common stock to convert the debt, either of which would have a negative impact on WNMI. Any cash used to service the debt would place a strain on the operations of WNMI by absorbing cash needed for ongoing operations and having such a large overhang due to the large amounts of convertible debt will make it difficult to attract sources of funds to invest in WNMI.

WNMI'S FAILURE TO COVER THE COST OF REVENUES AND OTHER EXPENSES MAY INCREASE THE RISK THAT WNMI WILL BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON ACCEPTABLE TERMS.

WNMI's revenues have been insufficient to cover operating expenses. Therefore, WNMI has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available or that we will be able to obtain funding on terms that are acceptable to us, or that revenues will increase to meet WNMI's cash needs, or that a sufficient amount of WNMI's common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of WNMI.

THERE ARE COMPETITIVE FACTORS THAT MAY HAVE AN ADVERSE IMPACT ON WNMI'S OPERATIONS.

The main factor is that Brand name agencies such as Ford Models and Elite have an advantage over WNMI in name recognition and also the perception of their "size" as compared to smaller operators. As a smaller operation, we may lack the perception of stability and security that a large operation brings to an industry often marred by "fly by night operators".

THERE ARE INHERENT RISKS ASSOCIATED WITH THE SERVICES WNMI PROVIDES, WHICH COULD CAUSE WNMI LOST REVENUES AND HARM WNMI'S REPUTATION WITHIN THE MODELING INDUSTRY.

WNMI's services have inherent risks where if the models WNMI introduce to clients don't turn up for photo shoots after WNMI has booked them for a client, WNMI would need to pay for the photographers and location rental fees, with no revenues in return for such a particular no show. In addition, if models who are setup by WNMI for particular bookings decide to quit, WNMI will be required to advance costs to clients, which can often be difficult to retrieve. Furthermore, because the modeling industry is somewhat small, WNMI's reputation can be harmed through these no shows.


RISKS RELATING TO OUR STOCK:

THE ISSUANCE OF THE SHARES IN THIS OFFERING, PLUS THE EXISTING OUTSTANDING CONVERTIBLE NOTES, WILL RESULT IN DILUTION.

There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of WNMI's common stock and may cause substantial dilution to WNMI's existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible note in this offering may increase if the market price of WNMI's stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of WNMI's warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of WNMI's common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to WNMI's existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing 70%, 50%, and 25% of the current market price (assuming a market price of $0.01) as of June 30, 2003, we had 80,923,834 shares of common stock outstanding.

o        70% of current stock price:

         WNMI's stock converted at 70% of current stock price would result in a debenture conversion rate of $.007 cents. To convert the $500,000 convertible debenture would require 71,428,571 shares of WNMI's common stock, or 88% of WNMI's current outstanding shares.

o        50% of current stock price:

         WNMI's stock converted at 50% of current stock price would result in a debenture conversion rate of $.005 cents. To convert the $500,000 convertible debenture would require 100,000,000 shares of WNMI's common stock, or 123% of WNMI's current outstanding shares.

o        25% of current stock price

         WNMI's stock converted at 25% of current stock price would result in a debenture conversion rate of $.0025 cents. To convert the $500,000 of convertible debentures would require 200,000,000 shares of WNMI's common stock, or 247% of WNMI's current outstanding shares.


THE OVERHANG AFFECT FROM THE RESALE OF THE SELLING SHAREHOLDERS SECURITIES ON THE MARKET COULD RESULT IN LOWER STOCK PRICES WHEN CONVERTED

Overhang can translate into a potential decrease in WNMI's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, WNMI's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.


SHORT SELLING COMMON STOCK BY WARRANT AND DEBENTURE HOLDERS MAY DRIVE DOWN THE MARKET PRICE OF WNMI'S STOCK.

The warrant and debenture holder may sell shares of WNMI's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of WNMI's stock's market price.

WNMI'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN WNMI'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN WNMI'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN WNMI'S STOCK.

WNMI's shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

     o The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
     o    The brokerage firm's compensation for the trade.
     o The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

     o Monthly account statement that gives an estimate of the value of each penny stock in your account.
     o    A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

     o If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
     o If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
     o If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE RESTRICTIONS ON TRANSFERRING "PENNY STOCKS" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

WNMI'S ABSENCE OF DIVIDENDS OR THE ABILITY TO PAY THEM PLACES A LIMITATION ON ANY INVESTORS RETURN.

WNMI anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, WNMI does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of WNMI's Board of Directors and will depend on WNMI's general business condition.

FURTHER DILUTION MAY OCCUR IF WNMI ENTERS INTO ADDITIONAL SERVICE CONTRACTS IN THE FUTURE, WHICH REQUIRES ISSUANCE OF MORE COMMON STOCK SHARES.

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of WNMI after December 31, 2002 and taking into consideration $410,000 net proceeds received from the sale of debentures our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling $(1,714,712) will be .$(0.01) per share of common stock. This represents an immediate increase in our net tangible book value of $0.01per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.022 per share to the investors purchasing shares of common stock in this offering (the "New Stockholders").

The following table illustrates this per share dilution at December 31, 2002:

Offering Price per share of Common Stock (Avg)...................       $ 0.01

Adjusted net tangible book value (deficit) per share of
Common Stock at December 31, 2002
Before this Offering..............................................      $(0.02)

Increase attributable to the Offering.............................      $ 0.01

Adjusted net tangible book value (deficit)
per share of Common Stock
After this Offering...............................................      $(0.01)

Dilution in adjusted net tangible book
Value per share of Common Stock
to New Stockholders...............................................      $ 0.02


In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

USE OF PROCEEDS

WNMI will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There is a warrant being issued with the current funding. If the warrant was exercised, the maximum WNMI would receive are proceeds of approximately $10,000.


If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock's current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.


The proceeds, if any, that WNMI receives from the exercise of warrants will be used for working capital in support of the growing business.


WNMI will not be using either the credit line entered onto on October 27, 2000 or the credit line entered into on December 30, 2002.


The foregoing represents WNMI's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. WNMI reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "WNMI". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

Fiscal Year       Quarter Ended             High              Low
-----------       -------------             ----              ---
2000              March 31, 2000            $0.69             $0.19
                  June 30, 2000             $0.51             $0.17
                  September 30, 2000        $0.20             $0.05
                  December 31, 2000         $0.09             $0.02

2001              March 31, 2001            $0.47             $0.02
                  June 30, 2001             $0.06             $0.02
                  September 30, 2001        $0.03             $0.01
                  December 31, 2001         $0.02             $0.01

2002              March 31, 20 02           $0.01             $0.01
                  June 30, 2002             $0.01             $0.01
                  September 30, 2002        $0.01             $0.01
                  December 31, 2002         $0.02             $0.01

2003              March 31, 2003            $0.03             $0.01
                  June 30, 2003             $0.02             $0.01

To date, WNMI has not declared or paid dividends on its common stock.

           As of June 30, 2003, there were approximately 105 registered shareholders of the WNMI's Common Stock.

Transfer Agent and Registrar

         WNMI's transfer agent is Continental Stock Transfer and Trust Company, 17 Battery Place New York, NY 10004.

                          SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                     Year ended December 31,             Three months ended March 31,
                                      2002               2001                2003             2002
                                  --------------------------------           ----             ----
                                              (Audited)                           (Unaudited)

Total Revenue                     $  2,323,849       $  1,252,061       $    577,232       $    527,272
Total Operating Costs                1,403,628            871,044           (349,222)          (380,644)
                                  ------------       ------------       ------------       ------------
Gross Margin                           920,221            381,044            228,010            146,628
Salaries and Wages                     542,086            349,736            154,925            125,144
Rent                                   154,938             98,013             37,157             28,269
General and Administrative             472,481            161,088            415,367             83,253
Other Operating Expenses               195,212             77,139             39,384             18,099

Provision for Income Taxes               1,380                800               (980)              (200)
Other income (expenses), net           (90,061)           (26,795)          (107,700)           (10,566)
                                  --------------------------------      ------------       ------------
Net Loss                          $   (535,937)      $   (331,754)      $   (527,503)      $   (118,903)
                                  ================================      ===============================
Weighted average Common
        Shares outstanding          24,569,666         24,313,665         53,363,178         24,313,665
                                  ================================      ===============================
Net income (loss) per share       $      (0.02)      $      (0.01)      $      (0.01)      $      (0.01)
                                  ===============================       ===============================

Total Assets                      $  1,344,782       $    241,308       $    659,218                n/a
Total Liabilities                 $  2,820,642       $      8,350       $  2,903,811                n/a
Shareholders' equity              $ (4,120,881)      $    (61,703)      $ (4,448,310)               n/a


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION


GENERAL


On May 6, 2002, we sold off substantially all assets to a limited liability company, Starbrand, LLC, in exchange for the assumption by Starbrand of certain WNMI liabilites. The purpose of the transaction between FIXN and Starbrand, LLC, was despite the best efforts of management to increase revenues and to reduce costs by significantly altering the product lines and by decreasing certain operating expenses during the fiscal year ended December 31, 2001, FIXN sustained losses from operations during the year of $(1,020,966). FIXN had been unable to raise the required additional capital to finance is operations in their present form, in part due to the debt burdens. FIXN believed that in order to maximize the value of its common stock and ultimately maximize shareholder value, that it should divest all of its present operations, sell substantially all of its assets in exchange for the assumption of a significant portion of its liabilities, and seek to acquire a new business. Thus FIXN was able to reduce its debt load by selling substantially all of FIXN's assets and certain liabilities. In exchange for the assumption of certain FIXN liabilities amounting to approximately $938,000 as of December 31, 2001, FIXN sold substantially all assets amounting to approximately $725,000 also as of December 31, 2001. At the time of transaction, Starbrand, LLC was controlled by Jason Bauer, a former officer and director, who resigned from Famous Fixins upon the closing of the transaction to initially manage Starbrand. Pursuant to the definitive 14C Information Schedule filed on April 15, 2002, file number 000-27219, certain persons who voted in favor of this transaction had a beneficial or equity interest in Starbrand, including Bauer, Roseworth Group Ltd., Austost Anstalt Schaan, and Balmore Funds, S.A. A fairness opinion was not obtained.

On December 27, 2002 we consummated an Agreement and Plan of Merger ("Agreement") whereby we combined FIXN Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of FIXN, with Warning Model Management, LLC, a California Limited Liability Company, ("Warning") which was organized in September 1998. The purpose of the transaction was to acquire a public entity to provide for national exposure of the business as well as a vehicle to obtain financing. The control persons of Warning Model Management, LLC, were Steve Chamberlin, George Furla, and Jeffrey Wong. The transaction has been accounted for, as a reverse acquisition for accounting purposes and the continuing business is that of Warning Model Management, LLC. Pursuant to the Agreement, 24,313,655 shares of common stock valued at $.01 and a three convertible notes in the aggregate principal amount of $2,900,000 were issued to the Members of Warning Model Management, LLC in exchange for 100% of FIXN Acquisition Sub, Inc., a subsidiary of Famous Fixins, Inc. The surviving entity between the Acquisition Sub and Warning Model Management, LLC., was the LLC.. The terms of the transaction were negotiated between FIXN and WNMI, which indicates an arms length transaction. The acquisition did not have a shareholder vote and a fairness opinion was not obtained. .


PLAN OF OPERATION

     Short-term Objectives:

          o Continue to expand revenue through organic growth of existing business lines;
          o    Source and develop new talent in both male and female models.
          o Seek additional financing so as to provide capital to rapidly growing components of the organization, such as the Talent Division.

     Long-term Objectives:

          o Continue business expansion through acquisition, merger or joint venture with modeling agencies located in other geographic areas to provide economy of scale, incremental revenue and a larger talent pool;

          o Acquire complementary product lines to provide a broader service offering for customers, expand modeling careers and revenue sources.

We have no expected or planned sale of significant property or equipment.

In our opinion sufficient working capital will be available from internal operations and from outside sources during the next twelve months thereby enabling us to meet our obligations and commitments as they become payable for the following reasons: 1) We are in process of negotiating with a financial institution a credit line 2) $2,900,000 of our debt is with management and 3) we are seeking additional outside financing. WNMI has in the past successfully relied on private placements of common stock securities, bank debt and loans from private investors to sustain operations. If WNMI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations.

WNMI is doing the following in its effort to reach profitability and to develop the business:

     o Cut costs in areas that add the least value to WNMI.
     o Bring in new talent and faces.
     o Developing existing talent to derive more income

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO MARCH 31, 2002

Revenue for the three month period ended March 31, 2003 was $ 577,232 as compared to $ 527,272 for the same period in 2002, or an increase of $49,960 filed as the result of an increase in WNMI's increase in Model fees and Commercial commissions. The increase in Model fees and Commercial commissions is in direct relationship to the increase in number of the Models with us.

Revenue is derived by booking models on assignments with the end users (e.g. Macys Nordstrom etc). We take a commission from both the model and the clients for print jobs and campaigns. The usual rate of commission is 20% from the model and a service fee of 20% from the end user. We also book models and actors on Television commercial assignments. We take a commission on these jobs as well, but if these jobs run for many years, we are paid in the form of residuals. These same principles apply to many forms of assignments we "book" for the models and actors we represent. It may be in the form of a runway job, personal appearances, acting assignments, clothes fitting or extra work.

Gross profit for the three-month period ended March 31, 2003 was $ 228,010 as compared to $ 146,628 for the same period in 2002, or an increase of $81,382. This increase in gross profit was attributable mainly to the increase in Model fee revenues and an expanded commercial's commission.

Operating expenses for the three-month period ending March 31, 2003 were $646,833 as compared to $254,765 for the same period in 2002, or an increase of $ 392,068. The increase in operating expenses were mainly attributable to: 1) an increase in salaries and wages of $ 29,781 due to an increase in head count; 2) an increase in rent of $8,888 due to move to a larger office space; 3) an increase in general and administrative of $ 167,117 which was mainly due to an increase in bad debts of $154,150; 4) an increase business development of $18,011; and 5) an increase in depreciation and amortization of $ 3,274.

Interest expense was $ 115,160 for the three-month period ending March 31, 2003 as compared to $ 18,546 for the same period in 2002, or an increase of $ 96,614. The increase in interest expense in 2003 was primarily an increase in the use of our secured line of credit.

Other income of $ 6,933 decreased $ 1,047 over the same period the prior year.

The net (loss) for WNMI for the three-month period ended March 31, 2003 was $ (527,503) compared to $ (118,903) for the year ending March 31, 2002 for an increase of $ (408,600).

YEAR ENDED DECEMBER 31, 2002 VERSUS YEAR ENDED DECEMBER 31, 2001

Revenue for the year ended December 31, 2002 was $ 2,323,849 as compared to $ 1,252,061 for the same period in 2001, or an increase of $1,071,788 as the result of an increase in WNMI's Model fees and Commercial commissions. The increase in Model fees and Commercial commissions is in direct relationship to the increase in the number of the Models with us.

Gross profit for the year ended December 31, 2002 was $ 920,221 as compared to $ 381,017 for the same period in 2001, or an increase of $ 539,104. This increase in gross profit was attributable mainly to the increase in Model fee revenues and an expanded commercial's commission.

Operating expenses for the period ending December 31, 2002 were $ 1,364,717 as compared to $685,976 for the same period in 2001, or an increase of $ 678,741 The increase in operating expenses were mainly attributable to: 1) an increase in salaries and wages of $192,350 due to an increase in head count from 11 to 13; 2) rent of $56,925 due to move to large office space; 3) general and administrative of $ 311,393; which was mainly due to an increase in bad debts of $ 87,787, Consulting Fees of $98,755, accounting related expenses of $ 32,694, travel and entertainment of $ 28,971, and other general and administrative expenses of $7.530; 4) business development cost of $ 24,744; 5) non-recurring expenses of $ 86,375 attributable to the closing of the reverse merger; 6) and other miscellaneous items account for $ 22,980.

Interest expense was $ 122,426 for the year ended December 31, 2002 as compared to $ 39,295 for the same period in 2001, or an increase of $ 83,138. The increase in interest expense in 2002 was primarily an increase in the use of our secured line of credit.

Other income of $31,920 increased $19,420 over the same period the prior, which was primarily due to miscellaneous items.

Our net (loss) for the current year ended December 31, 2002 was $(535, 937) as compared to a net loss of $(332,554) for the year ended December 31, 2001, which is an increase of $203,383 or 61%. This increase in loss is mainly attributable to the non-recurring merger expenses of $86,375, and increased consulting fees of $98,755, miscellaneous items $ 17,670.

LIQUIDITY AND CAPITAL RESOURCES

THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO MARCH 31, 2002

Net change in cash used in operating activities for the three-month period ending March 31, 2003 was ($146,850) versus ($128,188) for the period ended March 31, 2002 for an increase of $18,662. This change in cash from operating activities was principally due to an increase in loss of $408,600, an increase in accounts payable of $235,121 offset by an increase in dab debt expense of $140,197, common stock issued for services of $165,000, increase in account receivable trade of $164,802, and increase in advances to models of $80,845, an increase in model fee payable of $ $45,482, an increase in bond and warrant discount amortization of $56,844, and miscellaneous items of $ (9,449).

Net cash provided by (used in) investing activities was ($2,304) and nil for the three month period ending March 31, 2003 and 2002, respectively. This change is due to an increase in property and equipment.

Net cash provided by financing activities was ($291,250) and $122,367 for the three month period ending March 31, 2003 and 2002, respectively, reflecting a change of ($ 413,617). This decrease was principally due to payments made on the secured line of credit of $511,867, payments on notes payable of $118,000 offset by proceeds from convertible notes payable of $50,000, borrowings from the secured line of credit of $164,376 and miscellaneous items of $1,874


YEAR ENDED DECEMBER 31, 2002 VERSUS YEAR ENDED DECEMBER 31, 2001

Net change in cash used in operating activities in 2002 versus 2001 was $205. This change in cash from operating activities was principally due to an increase in loss of $203,383, an increase accounts receivable trade of $193,974, an increase advances to models $ 298,582, increase in advance to officers of $28,040 offset by an increase in accounts payable of $374,809, increase in model fee payable $185,158, increase of model reserves of $16, 325, increase in accrued interest of $ 72,204, and other miscellaneous of $ 75, 278. We increased our revenues significantly in 2002, which resulted in us needing more models, which resulted in increases in advances to models and in accounts receivable.

Net cash provided by (used in) investing activities was $15,743 and $ 950 for the years ended December 31, 2002 and 2001, respectively, reflecting a change of $ 14,793. This change is due to an increase in purchases of property and equipment.

Net cash provided by financing activities was $807,914 and $301,136 for the years ended December 31, 2002 and 2001, respectively, reflecting a change of $ 506,778. This increase was principally due to proceeds from convertible notes of $500,000, net increase of borrowings of a secured line of credit of $ 44,258, proceeds of notes payable $118,000, advances from shareholders of $52,000, miscellaneous items of $31,520 offset by decrease in capital contribution of $ 239,000

WNMI's revenues have been insufficient to cover operating expenses. Therefore, WNMI has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available, or that revenues will increase to meet WNMI's cash needs, or that a sufficient amount of WNMI's common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of WNMI.


Over the next twelve months an addition $400,000 will be needed to sustain the business. Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet WNMI's liabilities and commitments as they become payable. WNMI has in the past relied on private placements of common stock securities, and loans from private investors to sustain operations. However, if WNMI is unable to obtain additional funding in the future, it may be forced to curtail or terminate operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see "Selling shareholders" and "Recent financing" on page 32).


The following table summarizes commitments due over the following four years.


                                      2003            2004           2005         2006
                                   ----------      ----------      --------      ------
Accounts Receivable financing
Stockholder Notes Payable          $   90,116
Accrued Salaries
Accrued Vacation
Convertible Notes Payable          $1,161,984      $2,900,000      $500,000
Leases                             $  157,023      $  150,848      $ 68,097      $8,524


Numerous potential investors and companies were contacted since December 27, 2002 when we consummated an Agreement and Plan of Merger ("Agreement") whereby we combined with Warning Model Management, LLC, a California Limited Liability Company, ("Warning") which was organized in September 1998, and were able to secure a $500,000 private placement in December 2002.

We have also investigated other sources of financing transactions including the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets has made it difficult to obtain substantial financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we may have to curtail our operations.

Prior to Warning Model Management taking over the operations, the following securities were issued:

4% CONVERTIBLE DEBENTURES PAYABLE

On October 27, 2000, FIXN entered into an agreement with the three investors for the issuance of $1,500,000 4% Convertible Debentures and 250,000 warrants for shares of FIXN's common stock. Under the terms of the agreement, the $1,500,000 principal amount of the 4% debentures was issued for cash of $500,000 and the surrender of the outstanding $1,000,000 of 0% Convertible Debentures described above. The entire issue of the $1,500,000 4% Convertible Debentures was due on August 7, 2001, with a 5% premium on principal, plus accrued interest. Since these debentures matured on August 2001, they are classified as current and due on demand. Effective May 15, 2002, FIXN was relieved of $450,000 of the outstanding principal and the premium of $75,000 as a result of the asset sale to Starbrand, LLC. The debentures are convertible into common stock commencing on the maturity date at a conversion price of the lesser of $.054 per share or an amount computed under a formula, based on the discounted average of the lowest bid prices during a period preceding the conversion date.

The conversion of the 4% debentures into common shares is subject to the condition that, no debenture holder may own an aggregate number of shares, including conversion shares, which is greater than 9.9% of the then outstanding common stock. Other provisions of the agreement include default, merger and common stock sale restrictions on FIXN. The debenture holders may cause FIXN to redeem debentures, with interest and a 30% payment premium, from up to 50% of the net proceeds received under an equity line of credit type of agreement or other permitted financing. The equity line of credit agreement was a condition to the October 27, 2000, 4% Convertible Debenture and Warrants Purchase Agreement. WNMI will not be pursuing the October 27, 2000 credit line and the 4% debenture holders did not exercise their right to cause a redemption as part of the present funding.

Interest on the 4% convertible debentures is payable semi-annually and is convertible into common stock at the investors' option. Due to the non-payment of interest in fiscal year 2000, the debenture holders had the right to consider the debentures as immediately due and payable.

In July 2002, FIXN issued an additional $100,000 of 4% convertible debentures. These debentures matured in July 2003, are classified as current and due on demand. The notes have a $5,000 premium due at maturity. Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date.

The net carrying value of the 4% debentures, gross less the unamortized bond discount, is $1,116,273. Interest on the indebtedness is accrued through March 31, 2003.

5% CONVERTIBLE DEBENTURES PAYABLE

In May 2002 we issued a 5% convertible debenture for $33,850 with a $125 premium. The 5% Debenture holder is entitled to convert, at any time, any portion of the principal of the 5% Debentures to common stock at a conversion price for each share at the lower of (a) 80% of the market price at the conversion date or (b) $0.55. The 5% Debentures include an option by FIXN to exchange the Debentures for Convertible Preferred Stock. These debentures matured in May 2003, are classified as current and due on demand.

The following summarizes the outstanding balance of the 5% Debentures at March 31, 2003 and 2002:


                                                     2003         2002
                                                   -------      --------

Outstanding principal amount of 5% debentures      $            $ 33,975
                                                                  33,966
Less unamortized discount for warrants issued         --              (9)
                                                   -------      --------


Carrying amount                                    $33,966      $ 33,966
                                                   =======      =========

When Warning Model Management took over operations, the following securities were issued:

10% CONVERTIBLE DEBENTURES PAYABLE

On December 30, 2002, WNMI (formerly FIXN) issued $500,000 in new three-year convertible debenture with an interest rate of 10%, payable quarterly. These debentures are convertible in WNMI's common stock at 85% of the average of the three lowest closing prices during the 20 days prior to the conversion. All these debentures are redeemable in cash due one year from the date of issuance. The notes mature in December 2005, and are classified as long-term. This note is due on December 27, 2005.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $88,235, and the amount was credited in the accounts as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. In conjunction with the issuance of the convertible debentures, WNMI issued Common Stock Purchase Warrants (collectively the Note Warrants) to purchase 1,000,000 shares of WNMI's common stock, par value $00.01 per share (the Common Stock), at an exercise price of $0.01 per share, and are immediately exercisable. Total funds received of $500,000 were allocated $9,000 to the Note Warrants and $491,000 to the Notes. The total value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes. Interest on the indebtedness is accrued through March 31, 2003.

The financial statements as of March 31, 2003, reflect the remaining principal amount of the 10% debentures, less the unamortized bond discount attributable to the beneficial conversion feature and the warrants. The net carrying value is $446,085. Interest on the indebtedness is accrued through March 31, 2003.

In January 2003, WNMI received aggregate proceeds of $50,000 in connection with the issuance of a 10% $50,000 convertible debenture, due in 2004. The lender, an unrelated party, is a current holder of a note payable issued by WNMI. The convertible benefit feature value was $8,824, and it is amortized over the term of the note.

On February 6, 2003, Mercator Momentum Fund L.P., the holder of an assigned portion of the 10% convertible debenture issued by Famous Fixins Inc. to Roseworth Group Limited on October 27, 2000, elected to convert, $25,500 of the outstanding principal amount of the debenture, into 5,000,000 shares of our restricted common stock. This debenture matured in August 2001, is classified as current and is due on demand.

On March 5, 2003, we issued a $48,000 promissory note to Filter International, LTD. for cash loaned to us.

On March 5, 2003, we issued another $20,000 promissory note to Peter Benz for cash loaned to us.

On April 4th and on April 15, 2003 we issued promissory notes for $10,000 respectively to George Furla for cash loaned to us.

On May 15, 2003 we issued a promissory note for $100,000 to the Momentum Fund L.P. for cash loaned to us.

On June 16, 2003 we issued a promissory note for $40,000 to George Furla for cash loaned to us.

On July 9, 2003 we issued a promissory note for $300,000 to the Michael T. Covell and Arline Covell Revocable Trust for cash loaned to us.

On June 17, 2003 we issued a promissory note for $28,911 to George Furla for cash loaned to us.

CONVERTIBLE NOTES PAYABLE DUE TO CERTAIN SHAREHOLDERS AND FORMER MEMBERS OF WARNING MODEL MANAGEMENT, LLC

The merger of Warning Model Management, LLC, and FIXN resulted in FIXN issuing to the certain members of Warning Model Management, LLC an aggregate of $2,900,000 principal amount of 4% convertible debentures due December 27, 2004.

The terms of the debentures require that interest be paid on the principal sum outstanding semi-annually in arrears at the rate of 4% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Semi-annual interest payments shall be due and payable on December 1 and June 1 of each year, commencing with June 1, 2003. WNMI will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date.

The Holders of these Convertible Debentures are entitled, at their option, to convert at any time, the principal amount of this Debenture or any portion thereof, plus, at the Holder's election, any accrued and unpaid interest, into shares of Common Stock of WNMI (the common stock of WNMI, the "Common Stock" and shares of Common Stock so converted, the "Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lesser of
(i) $0.05 (the "Set Price") (subject to adjustment for stock splits and the like), and (ii) 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date.

Based upon a debenture conversion price being either the lesser of 0.05 per share or 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of the $2,900,000 debentures issued was $511,765, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

This Management's Discussion and Analysis of Financial Condition and Results of Operations discuss our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, intangible assets, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts and the recognition and classification of net operating loss carry forwards between current and long-term assets. These accounting policies are described in the notes to the consolidated financial statements included in this document for the fiscal year ended December 31, 2002 and in the notes to the consolidated financial statements included with this Form SB-2.

LEGAL

WNMI is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. WNMI is not currently aware of any legal proceedings or claims that WNMI believes will have, individually or in the aggregate, a material adverse effect on WNMI's financial position or results of operations.

OPERATING LEASES

Beginning at its inception, WNMI's principal executive offices were located in a 2,500 square foot facility at 9009 Beverly Boulevard, Suite 103, West Hollywood, CA 90040. WNMI renewed the lease in February 2001 under a 24-month agreement. All operations including development, control, and maintenance were performed at this facility. The aggregate rental rate for the entire facility for the four-month period ending April 30, 2001, was $22,800. WNMI obtained a lease severance effective May 17, 2001.

On May 17, 2001, WNMI's principal executive offices relocated to a 3,479 square foot facility at 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, CA 90210. WNMI leases the facility under a 60-month agreement that terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental rate for the entire facility for the eight months ending December 31, 2001, and the year ending December 31, 2002 were $71,667 and $100,895, respectively. All operations were performed at this facility.

WNMI also leases office equipment under an open-ended operating lease. The aggregate monthly rental (exclusive of sales tax) is $621 per month.

In March 2000, WNMI leased an automobile under a 36-month non-cancelable operating lease agreement. WNMI is obligated to pay $376 per month. This lease is now over.

In September 2002, WNMI leased an automobile under a 36-month non-cancelable operating lease agreement. WNMI is obligated to pay $1,392 per month.

In November 2002, WNMI leased an automobile under a 40-month non-cancelable operating lease agreement. WNMI is obligated to pay $422 per month.

         The aggregate future rental rates through December 31, 2006, are as follows:

                         Year Ending December 31,
                         2003                                136,110
                         2004                                138,747
                         2005                                 55,996
                         2006                                  1,465
                         ------------             ------------------

                                                  $          332,318
                                                  ==================

CAPITAL LEASES


WMNIE maintains capital leases for some of its office equipment and for accounting software designed specifically for WNMI's industry. The following is a schedule by year of the approximate future minimum lease payments required under these leases:


                 2003                                          $ 20,916
                 2004                                            12,101
                 2005                                            12,101
                 2006                                             7,059
                                                               --------
                 FUTURE MINIMUM LEASE PAYMENTS                 $ 52,177

                 LESS AMOUNT REPRESENTING INTEREST               (7,508)
                                                               --------

                 Present value of minimum lease payments         44,669

                 Less current portion                           (17,219)
                                                               --------

                 Long-term capital lease obligation            $ 27,450
                                                               ========

The leased property under capital leases as of December 31, 2002 has a cost of $60,537, accumulated amortization of $19,707 and a net book value of $40,830. Amortization of the leased property is included in depreciation expense and amounts to $11,698 and $5,899 for the years ended December 31, 2002 and 2001, respectively.

CONTINGENT LIABILITY

On May 15, 2002, FIXN completed a transaction pursuant to a Settlement of Debts and Asset Purchase Agreement, dated March 29, 2002, with Starbrand, LLC, pursuant to which FIXN divested all of its operations and sold substantially all of its assets and certain specified liabilities to Starbrand, LLC, in exchange for cancellation of $450,000 of outstanding 4%, $1,500,000 convertible debentures. FIXN is contingently liable for the payment of the liabilities transferred aggregating approximately $200,000. This amount represents accounts payable transferred to Starbands, LLC pursuant to the asset sale agreement. The majority of this amount is due to the prior accountants. Warning Model Management, Inc. has not been contacted by any of these creditors for payment in over fourteen months. Thus, management's opinion is that this liability is remote, and no reserve was needed. Additionally, it was inferred by the previous accountants to Warning Model Management, Inc., that they were seeking payment from Starbrand, LLC and not from the WNMI.

INFLATION

We believe our operations and financial condition have suffered no adverse material effect due to inflation.

OTHER EVENTS:

The following actions were taken pursuant to the written consent of a majority of our shareholders, dated March 29, 2002, in lieu of a special meeting of the shareholders. The following actions became effective on or about May 6, 2002:

     1. sale by FIXN off substantially all assets to a limited liability company, Starbrand, LLC, in exchange for the assumption by Starbrand of certain WNMI liabilities; and

          The purpose of the transaction between FIXN and Starbrand, LLC was to reduce FIXN's debt load by selling substantially all of FIXN's assets and certain liabilities. In exchange for the assumption of certain FIXN liabilities amounting to approximately $938,000 as of December 31, 2001, FIXN sold substantially all assets amounting to approximately $725,000 as of December 31, 2001. At the time of transaction, Starbrand, LLC was controlled by Jason Bauer, a former officer and director, who resigned from Famous Fixins upon the closing of the transaction to initially manage Starbrand. Also, pursuant to the definitive 14C Information Schedule filed on April 15, 2002, file number 000-27219, certain persons who voted in favor of this transaction had a beneficial or equity interest in Starbrand, including Bauer, Roseworth Group Ltd., Austost Anstalt Schaan, and Balmore Funds, S.A.

     2. Amended the FIXN's Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 200,000,000.


The following actions were taken pursuant to the written consent of a majority of our shareholders, dated March 10, 2003, in lieu of a special meeting of the shareholders. The following actions became effective on or about April 10, 2003:

     1.   Amendment of our certificate of incorporation to change WNMI name from
          Famous   Fixins,   Inc.  to  Warning  Model   Management,   Inc.,  and
          concurrently to change its OTCBB quotation symbol from FIXN to WNMI.

     2.   Amendment  of  our  Certificate  of   Incorporation  to  increase  the
          authorized number of shares of our common stock from 200,000,000 to 800,000,000.

     3. The ratification of the appointment of Pohl, McNabola, Berg, & Co., LLP, as our independent accountants for the current fiscal year.

                                  OUR BUSINESS


On May 28, 1998, we acquired Famous Fixins, Inc., a privately-held New York corporation formed on November 29, 1995 ("FFNY"), in a transaction viewed as a reverse acquisition. FFNY was a promoter and marketer of celebrity endorsed consumer products. It commenced business activities in 1995 and began sales operations in March 25, 1997. Pursuant to a Plan and Agreement of Reorganization, we issued 5,494,662 shares of common stock to Jason Bauer, as trustee for certain shareholders of FFNY, in exchange for 97% of the outstanding common stock of FFNY. Pursuant to the reorganization, the controlling shareholders became our controlling shareholders and officers and directors. FFNY became a majority-owned subsidiary of our company.

On June 8, 1998, we changed our name to Famous Fixins, Inc. under the laws of the State of Nevada.




On November 16, 1998, we reincorporated under the laws of the State of New York by merging into our wholly-owned subsidiary, Famous Fixins Holding Company, Inc., a corporation formed for the purpose of reincorporation. On November 20, 1998, we merged with our New York subsidiary, FFNY. On November 20, 1998, we changed our name to Famous Fixins, Inc. under the laws of the State of New York. We operate as a single entity under the laws of the State of New York.

On May 6, 2002, we sold off substantially all assets to a limited liability company, Starbrand, LLC, in exchange for the assumption by Starbrand of certain WNMI liabilites. The purpose of the transaction between FIXN and Starbrand, LLC, was despite the best efforts of management to increase revenues and to reduce costs by significantly altering the product lines and by decreasing certain operating expenses during the fiscal year ended December 31, 2001, FIXN sustained losses from operations during the year of $(1,020,966). FIXN had been unable to raise the required additional capital to finance is operations in their present form, in part due to the debt burdens. FIXN believed that in order to maximize the value of its common stock and ultimately maximize shareholder value, that it should divest all of its present operations, sell substantially all of its assets in exchange for the assumption of a significant portion of its liabilities, and seek to acquire a new business. Thus FIXN was able to reduce its debt load by selling substantially all of FIXN's assets and certain liabilities. In exchange for the assumption of certain FIXN liabilities amounting to approximately $938,000 as of December 31, 2001, FIXN sold substantially all assets amounting to approximately $725,000 also as of December 31, 2001. At the time of transaction, Starbrand, LLC was controlled by Jason Bauer, a former officer and director, who resigned from Famous Fixins upon the closing of the transaction to initially manage Starbrand. Pursuant to the definitive 14C Information Schedule filed on April 15, 2002, file number 000-27219, certain persons who voted in favor of this transaction had a beneficial or equity interest in Starbrand, including Bauer, Roseworth Group Ltd., Austost Anstalt Schaan, and Balmore Funds, S.A. A fairness opinion was not obtained.

On December 27, 2002 we consummated an Agreement and Plan of Merger ("Agreement") whereby we combined FIXN Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of FIXN, with Warning Model Management, LLC, a California Limited Liability Company, ("Warning") which was organized in September 1998. The purpose of the transaction was to acquire a public entity to provide for national exposure of the business as well as a vehicle to obtain financing. The control persons of Warning Model Management, LLC, were Steve Chamberlin, George Furla, and Jeffrey Wong. The transaction has been accounted for, as a reverse acquisition for accounting purposes and the continuing business is that of Warning Model Management, LLC. Pursuant to the Agreement, 24,313,655 shares of common stock valued at $.01 and a three convertible notes in the aggregate principal amount of $2,900,000 were issued to the Members of Warning Model Management, LLC in exchange for 100% of FIXN Acquisition Sub, Inc., a subsidiary of Famous Fixins, Inc. The surviving entity between the Acquisition Sub and Warning Model Management, LLC., was the LLC.. The terms of the transaction were negotiated between FIXN and WNMI, which indicates an arms length transaction. The acquisition did not have a shareholder vote and a fairness opinion was not obtained. .


The accounting treatment is that of a business combination using the reverse acquisition method, with Warning being the accounting acquirer under accounting principles generally accepted in the United

States. The assets and liabilities of WNMI consist primarily of petty cash, receivables, convertible debentures and accrued expenses and are combined with those of Warning at historical cost. The statements of operations subsequent to the combination will be those of the Warning. At the time the Agreement was executed, acquisition target had no operations.


Warning Model Management, LLC ("WAMM") was established in September 1998 and is a full service model and talent agency. We develop and supply models, both male and female for assignments in a variety of jobs, including but not limited to fashion editorials for magazines, catalogues and newspaper advertisements, for advertising clients who use models in magazines, posters, websites, billboards, bus sides, look books and other such outlets. We also supply models and actors for all forms of TV work as well as industrial videos and personal appearances for promotions. Both the models and the end users would be considered our clients.

Income is derived by booking models on assignments with end users. We take a commission from both the model and the end user for print jobs (photos) and modeling campaigns. In cases where our model or actor is on a television commercial, we would earn a commission from these jobs. If the commercial runs for many years, we would get paid in the form of residuals. The usual rate of commission is 20% from the model and a service fee of 20% from the end user. We also book models and actors on Television commercial assignments. We take a commission (usually 10% or more) on these jobs as well and if these jobs run for many years, we are paid in the form of residuals. These same principles apply to many forms of assignments we "book" for the models and actors we represent. It may be in the form of a runway job, personal appearances, acting gig, clothes fitting or extra work.

Our models contract with us via a talent agreement and they function as independent contractors. WNMI introduces the models to prospective end user clients and the models are then paid from the clients from which we receive commission fee from the models plus a fee from the end user client in return for our services. We do not have a written contract with our end user clients as such other than as a vendor where we are issued a purchase order. We provide advance costs for our model and actor clients, such as rental fees for photo shooting locations, or photographer expenses. We deduct these advances from payments due the models for work done on behalf of our end user clients.

WNMI tries to provide the fashion/retailing industry in California and other Western States the level of modeling talent similar to that usually only found in New York and Paris. We feel we have achieved this by focusing on those clients that use LA and San Francisco as a primary location rather than as a base, and making available the talent they require locally, saving them (in many cases) the expense of having to bring those models from New York or Paris. Facilitating this service is our website which contains a copy of the portfolios of all of the models we represent. Our website (WWW.WARNINGMODELS.COM) is a fully functioning tool whereby clients can immediately access the models portfolios and we can follow up with marketing packages. Our website contains information regarding the agency but primarily holds pictures of all the approximately 250 models that we represent. The site allows us to direct both our clients and end users to these web pages without them having lengthy downloads of photos. This saves a lot of time as it replaces the expensive and delay of transporting bulky books across country. To access the website, a login name and password is required.

The domain name WWW.WARNINGMODELS.COM is registered to Integrated Micro Systems. We have an agreement in place that they maintain the functionality of the site but we are responsible for the content. The agreement between WNMI and Integrated Micro Systems is a verbal agreement in which we pay a monthly fee of $1000 for Integrated Micro Systems to maintain the site. Integrated Micro Systems owns the website and has licensed all rights to WNMI. The license fee is included in the monthly fee.

The website is currently a password protected site as it is purely a function tool whereby clients can immediately access the models portfolios and we can send packages.

For the year ending December 31, 2003 the five largest end user clients and their percentage of our total revenue for that year were Macy's (11.2%), Wet Seal/Contempo (8.6%), St. John Knits (5.6%), Nordstrom Advertising (4.3%) and Berlin, Cameron & Partners (4%).

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS;

Our principal service is providing models for commercial and high-end fashion purposes. We provide both male and female models to a wide range of advertising media using print, still photography, video and television commercials. We also supply models for high-end fashion engagements, such as fashion shows and runway walks.

While our market is world wide, we concentrate our presence in the United States, with our base of operations in Los Angeles, California. We choose Los Angeles because of its relatively rain-free climate allowing for almost year round production of outdoor oriented filming and print oriented photography. Los Angeles also has a diversity of landscape with oceans, mountains and desert that makes it an ideal location for shooting commercials and advertising.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICE

We function as an independent agency, having no branch offices in other cities. As an independent, we can work with any number of other model agencies in cities all around the world to maximize our talent's exposure.

The modeling business is driven by personal relationships that are developed over time. We have numerous contacts with various booking agencies, retail fashion advertising departments, fashion magazines and high-end designers that represent a source of bookings and revenue.

Each model has a portfolio that is developed by WNMI that serves as a critical business development component. The portfolio contains a pictorial representation of past assignments, various poses and technical information such as height, weight, shoe size, etc. The end user can then request representative portfolio samples or can go directly to WNMI's web site to view individual models and their portfolios. We believe that our web site adds a convenience factor to our business in that it allows customers and prospects to see all of our potential modeling talent. The online element changes the existing dynamics of sending a portfolio by courier to the customer to immediate online access. Our web site (WWW.WARNINGMODELS.COM) allows for the expansion of customer choice in viewing many model portfolios for their contemplated project. In addition to inbound requests by customers for talent, there are also many outbound calls made to solicit business.

In addition to individual assignments, models may be requested for longer term activities such as representing a customer's product line (for example, cosmetics or lingerie) wherein an entire advertising campaign is developed around the product and the model. A more recent phenomenon has been the model transitioning to a film/acting or entertainment role. WNMI can benefit at each stage, collecting a fee as part of the model's print or commercial shoot.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

No new products or services have been introduced during the reporting period. Expansion of existing services occurs on an on-going basis.

COMPETITIVE BUSINESS CONDITIONS AND THE SMALL BUSINESS ISSUER'S COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

We operate in a highly competitive industry. While there are certain brand name competitors such as LA Models and Ford, the industry is characterized as somewhat fragmented and with no clear dominant competitor. Some key drivers and competitive differentiation include the overall talent pool that is maintained by each competitor, a new face or talent that can become a hot property, historic ties to customers and advertising relationships as well as the ability to match modeling product with customer need.

In regards to non-brand name agencies, we are not aware of any that are market leaders or are major competition to our position. Warning Model Management Inc.'s staff is fully derived of long term agents that have all worked previously on the west coast for all of the brand name agents. From our experience there is a shortage of qualified staff that have worked in the industry for any length of time and many of the newer, smaller non brand agencies and even the brand named ones have great difficult attracting experienced staff.



Our competitive position is largely influenced by our ability to maintain responsiveness to the developing market in which we are engaged and to ensure continuing development of our models in order to keep pace with the competition and developing market trends and needs.

SOURCES AND AVAILABILITY OF MODELS AND THE NAMES OF PRINCIPAL SUPPLIERS

There are a variety of sources for model talent development, including portfolio submission by the prospective model, interaction with other modeling agencies, and through fashion shows and industry functions. A classic source is that of simple discovery by WNMI's representatives while in the course of everyday activities.

As part of the process, if the model agrees to have WNMI represent them, an agreement is executed between WNMI and the model that delineates responsibilities, payment and other terms. WNMI engages models as independent contractors and not as employees. While there is a large pool of available talent, the longer-term success of any model is much narrower and uncertain.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Our customer base and revenue sources are diverse. While we are based in Los Angeles, we supply talent for assignments throughout the world. Consequently we believe that we have geographic diversity to help balance economic cycles. Continual contact with worldwide customers and prospects is important to continue business growth and new customer acquisition.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION

Outside of our logo and service mark, we do not hold title to patents, trademarks, licenses, franchises, and concessions. We do maintain royalty agreements between the models and talent and our company that are part of the standard model agreement.



NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES. IF GOVERNMENT APPROVAL IS NECESSARY AND THE SMALL BUSINESS ISSUER HAS NOT YET RECEIVED THAT APPROVAL, DISCUSS THE STATUS OF THE APPROVAL WITHIN THE GOVERNMENT APPROVAL PROCESS

WNMI is required to have a Talent Agency License and be bonded within the State of California. To the best of our knowledge, additional government approval for our products and services is not required in the normal course of business operation.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

Government regulations at both the State and Federal level are encountered. Regulations and laws related to labor principally affect our company. Indirectly, we are also impacted by changes at the Federal and State level that may affect advertising or related business.

COSTS AND EFFECTS OF COMPLIANCE  WITH  ENVIRONMENTAL  LAWS  (FEDERAL,  STATE AND
LOCAL)

Compliance costs with environmental laws have a minimal impact on our company.

DESCRIPTION OF PROPERTY

As of December 31, 2002 WNMI leases its facility under a 60-month agreement, which terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental rate for the entire facility for the eight months ending December 31, 2001, and the year ending December 31, 2002 were $71,667 and $100,895, respectively. All operations were performed at this facility.

EMPLOYEES

We employed a total of 11 people at December 31, 2002, of which 10 were classified as full time employees. Currently we have 12 employees. We have successfully expanded the quantity and quality of our sales, marketing and support staff. Although, we compete for such personnel with other companies and organizations that in many cases can offer superior facilities and resources, our ability to offer prospective employees the opportunity to make a large contribution in an exciting, growing and dynamic environment has made the recruitment of highly qualified individuals a relatively easy task.

MANAGEMENT

The following table sets forth the names, ages and all positions with WNMI currently held by each person who may be deemed an executive officer of WNMI. Executive officers serve at the discretion of the Board of directors. Unless otherwise noted, all references to WNMI include Warning Model Management, Inc. and all its wholly owned subsidiaries:

         The following table sets forth the directors and executive officers of the WNMI:


NAME                       AGE              POSITION WITH COMPANY                              SINCE
----                       ---              ---------------------------------------     --------------------
Michael  Rudolph           52               Director and Chief Executive Officer        June 13, 2002

Steven Chamberlin 40                        Director and Managing Partner of            January 29, 2003
                                            Warning Model Management, LLC.
Stanley Tepper             58               Chief Financial Officer                     January 29, 2003



Michael Rudolph: Michael Rudolph was appointed Director and Chief Executive Officer of Warning Model Management, Inc. on June 13, 2002. In 1995 Mr. Rudolph founded The Edgehill Group, Inc., a financial advisory and consulting practice, which specializes in business strategy development and merger/acquisition evaluation. In addition, in 2001 Mr. Rudolph founded and is the Managing Member of Viking Asset Management, LLC, an investment advisor registered under the California Corporate Securities Laws. Mr. Rudolph was within Charles Schwab's Institutional Trading Division from 1989 through 1995 where he was responsible for all non-trading activities. Prior to this, Mr. Rudolph held senior management positions at Bank of America, Wells Fargo Bank, and Crocker National Bank. Mr. Rudolph has qualified for registration with the National Association of Securities Dealers as an Investment Advisor. He received his BS degree in Biochemistry from Purdue University and has an MBA from Washington University, St. Louis.


Steven Chamberlin: Stephen Chamberlin was appointed Director of Famous Fixins on January 29, 2003. Mr. Chamberlin founded and has been the Managing Partner of Warning Model Management, LLC, ("WAMM") since 1998. When WAMM merged with Famous Fixins, Inc. in December 2002, Mr. Chamberlin's role as managing partner did not change, where Mr. Chamberlin continued to serve as managing partner. Mr. Chamberlin co founded and ran NY Models from 1996 through 1998 and prior to that he was involved in the development and administration of LA Models. Mr. Chamberlin was involved as a founder or senior manager in various modeling agencies since 1979. In 1984, Mr. Chamberlin earned a Bachelor of Law from the University of New South Wales in Sidney Australia.


Stanley Tepper: Mr. Tepper was appointed the Chief Financial Officer in January 2003. At present, Mr. Tepper is also the Chief Financial Officer of Family Room Entertainment Corporation since March 2000.

Mr. Tepper has held senior financial management positions with various entities. Since February, 1998 through March 2000, Mr. Tepper was Controller of Operations for Time/Warner/Village Roadshow Pictures joint venture. Prior to that Mr. Tepper has over 30 years of experience as senior management in accounting and finance , principally in the entertainment industry such entities as Time/Warner/Orion Pictures joint venture, Satori Film, ALMI Distribution/RKO Warner Theaters, and the Cannon Group, Inc. Mr. Tepper began his career with Price Waterhouse, New York. He earned a BS degree from Southeastern University of Washington, DC with a major in accounting and minor in computer methodology.


Each director holds office for a one-year term or until his successor has been elected and qualified at the annual meeting of WNMI's shareholders. The members of the Board of Directors serve without remuneration for service on the board. Corporate officers are appointed by the Board of Directors and serve at the discretion of the Board.

WNMI continues to actively seek qualified and competent individuals to serve on our Board. Currently, the Board has two directors, however, WNMI has never encountered a situation where there is a tie-vote by the Board. However, WNMI will continue to seek individuals to serve on our Board in order to prevent issues in occurrences where there is a tie-vote by the board.


WNMI has no standing audit, nominating or compensation committee. During the period from January 1, 2002 (end of last fiscal year of Famous Fixins, Inc.) to December 31, 2002, there was no Board meeting of the merged entity that was held.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires WNMI's directors and executive officers, and persons who own more than 10% of a registered class of WNMI's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of WNMI. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish WNMI with copies of all
Section 16(a) forms they file.

To WNMI's knowledge, based solely on its review of the copies of such reports furnished to WNMI and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

January 1, 2002 to December 31, 2002 all filing requirements applicable to Reporting Persons were complied with.

EXECUTIVE COMPENSATION


The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers fiscal year ending December 31, 2002, 2001 and 2000. This information contains certain information only about Warning Model Management Inc.

                           SUMMARY COMPENSATION TABLE



                                                             LONG-TERM  COMPENSATION
                                                         ------------------------------
                                ANNUAL  COMPENSATION              AWARDS         PAYOUTS
                          ------------------------------  ---------------------  -------
NAME AND                                                 RESTRICTED SECURITIES
PRINCIPAL                                 OTHER ANNUAL     STOCK    UNDERLYING   LTIP    ALL OTHER
POSITION            YEAR  SALARY(1) BONUS COMPENSATION     AWARD(S)  OPTIONS(#)  PAYOUTS COMPENSATION
------------------- ----  ------   ----- --------------- ---------- ----------- -------- -------------

Michael Rudolph     2002  $0          0     $15,000 (2)      0         0           0          0
  CEO

Steven Chamberlin   2002  $50,000     0       0              0         0           0          0
 Managing Member    2001  $25,750     0       0              0         0           0          0
  Warning Model     2000  $0          0       0              0         0           0          0
   Management, LLC

Stanley Tepper      2002  $0          0       0              0         0           0          0
CFO

(1)  none of the above officers have employment agreements.

(2)  represents income from a consulting agreement from June through December
     2002.

OPTIONS GRANTED IN THE LAST FISCAL YEAR

No options to purchase Common Stock of WNMI have been granted to WNMI's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

No options to purchase Common Stock of WNMI have been granted to WNMI's executive officers.

EMPLOYEE COMPENSATION

We do not yet have a compensation committee that approves or offers recommendations on compensation for our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to WNMI with respect to the beneficial ownership of WNMI's common stock as of April 30, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of WNMI's directors and executive officers, and (iii) all officers and directors of WNMI as a group. Except as otherwise listed below, the address of each person is c/o Warning Model Management, Inc., 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, CA 90210,

Name and Address                     Number of Shares  Percent of (2)   Percent of (3)
Of Beneficial Owner                  beneficially      class prior      class after
                                     Owned    (1)      to offering      offering
----------------------------------   --------------    -------------    ------------
George Furla                           12,156,827              15.0%           9.8%
None managing
Member of Warning Model
Management, LLC

Jeffrey Wong                            2,431,366               3.0%           1.9%
None managing
Member of Warning Model
Management, LLC

Peter Benz                              5,000,000               6.1%           4.0%

Howard Schraub                          5,000,000               6.1%           4.0%
8638 Rueffe Monte Carlo
La Jolla, CA 92037

Mercator Momentum Fund, LP(4)         161,769,705(10)         199 %            131%

                                       31

Name and Address                     Number of Shares  Percent of (2)   Percent of (3)
Of Beneficial Owner                  beneficially      class prior      class after
                                     Owned    (1)      to offering      offering
----------------------------------   --------------    -------------    ------------


Roseworth Group Limited(5)            164,125,000(11)           203%           133%
  c/o Beacon Capital Management
  Harbour House, 2nd Floor
  Waterfront Drive
  Road Town, Tortola, BVI

Balmore Funds, S.A.(6)                124,150,000(12)           153%           100%
       Trident Chambers
       Road Town, Tortola, BVI

Austost Anstalt Schaan (7)            103,350,000(13)           128%            84%
       Landstrasse 163
       9494 Furstenweg
       Vaduz, Liechtenstein

AMRO International, S.A.(8)            11,041,875(14)            13%             9%
       Grossmuensterplatz 6
       Zurich, CH-8022, Switzerland

ALPHA Capital AG(9)                   162,500,000(15)           200%           131%
         Pradafant
         79490 Furstentums, Vaduz
        Liechtenstein

DIRECTORS AND OFFICERS

Steve Chamberlin                        9,725,462                12%             8%
Director,
Managing Member of Warning

Michael Rudolph                                 0                 0%             0%
Director

Stanley Tepper                                  0                 0%             0%
CFO

Officers and Directors as a group       9,725,462                12%             8%



--------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 16, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentage based on 80,923,834 shares of common stock outstanding.

(3) Percentage based on 123,590,501 shares of common stock outstanding.


(4) Mercator Momentum Fund LP is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Mercator Advisory Group, a (California) limited liability company which manages the operations of the fund. Mr. David Firestone is the managing member of Mercator Momentum Fund, LP. As the control person of the shares owned by Mercator Momentum Fund LP, Mr. David Firestone may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5) Roseworth Group Limited. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Hans Gassner may be deemed a control person of the shares owned by such entity. Roseworth

Group Limited is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is owned by all its investors and managed by Hans Gassner.

(6) Balmore Funds, S.A. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Francois Morax may be deemed a control person of the shares owned by such entity. Balmore S.A. is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is owned by all its investors and managed by Francois Morax.

(7) Austost Anstalt Schaan In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Thomas Hacki may be deemed a control person of the shares owned by such entity. Austost Anstalt Schaan is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is owned by all its investors and managed by Thomas Hacki.

(8) AMRO International, S.A: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, H.U. Bachofen may be deemed a control person of the shares owned by such entity. AMRO International, S.A. is a private investment fund that is in the business of investing publicy-traded securities for their own accounts and is owned by all its investors and managed by H.U. Bachofen.

(9) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman.

(10) Concerning MERCATOR MOMENTUM FUND LP: Assuming $500,000 of Convertible Debentures plus one year of interest ($50,000) converted at eighty five percent (85%) of stock price of $0.004 plus 5,000,000 shares previously issued.

(11) Concerning Roseworth Group Limited: Assuming $505,000 of Convertible Debentures plus one year of interest ($20,200) converted at eighty five percent (80%) of stock price of $0.004.

(12) Concerning Balmore Funds, S.A: Assuming $382,000 of Convertible Debentures plus one year of interest ($15,280) converted at eighty five percent (80%) of stock price of $0.004.

(13) Concerning Austost Anstalt Schaan: Assuming $318,000 of Convertible Debentures plus one year of interest ($12,720) converted at eighty five percent (80%) of stock price of $0.004.

(14) Concerning AMRO International, S.A: Assuming $33,975 of Convertible Debentures plus one year of interest ($1,359) converted at eighty five percent (80%) of stock price of $0.004.

(15) Concerning ALPHA Capital AG: Assuming a $50,000 of Convertible Debenture plus one year of interest ($2,000) converted at eighty five percent (80%) of stock price of $0.004.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Chamberlin has been advanced money for costs and expenses relating to model expenses and travel of $38,546. The advances are due on demand and non-interesting bearing.


On April 4th and on April 15, 2003 we issued promissory notes for $10,000 with interest at 10% per annum respectively to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 15, 2003 we issued a promissory note for $100,000 with interest at 10% per annum to the Momentum Fund L.P. for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.




On June 16, 2003 we issued a promissory note for $40,000 to George Furla with interest at 10% per annum for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 17, 2003 we issued a promissory note for $28,911 with interest at 10% per annum to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.


On July 9, 2003 we issued a promissory note for $300,000 with interest at 1.5% per month to the Michael T. Covell and Arline Cowell Revocable Trust for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.



DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 800,000,000 shares of Common Stock at $.001 par value, of which 80,923,834 shares are issued and outstanding at June 30, 2002.

The following is a description of the securities of WNMI taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

Common Stock

The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of our directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of our directors.

Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, our assets, which are legally available for distribution to the stockholders, will be distributed equally among the holders of the shares.

We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

WARRANTS AND OPTIONS:

On December 30, 2002, WNMI issued one Warrant to purchase 1,000,000 shares of common stock of WNMI at a per share exercise price of $0.01. This warrant will expire in four years.

PENNY STOCK DISCLOSURE REQUIREMENTS:

See discussion in risk factor section, page 8, with the heading "Penny Stock issues may be difficult for an investor to dispose of."

                              SELLING SHAREHOLDERS

SHARES ELIGIBLE FOR FUTURE SALE

On the date of this offering, WNMI has 80,923,834 shares of Common Stock outstanding. Sales of a substantial number of shares of WNMI's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. WNMI is registering with this document 44,166,667 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

RECENT FINANCING

On December 30, 2002, WNMI issued a $500,000 Convertible Debenture, 10% annual interest rate, pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debenture can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 22 trading days preceding the conversion date.

The holder of the 10% convertible debentures (Mercator Momentum Fund, L.P.) may not convert its securities into shares of WNMI's common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.9% of the outstanding shares of WNMI's common stock. Each holder may waive this percent ownership restriction not less than 61 days' notice to WNMI. Since the number of shares of WNMI's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of WNMI's common stock prior to a conversion, the actual number of shares of WNMI's common stock that will be issued under the debentures owned by the Mercator Momentum Fund, L.P. cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of WNMI's common stock that exceeds the number of WNMI's shares of common stock currently beneficially owned by the Mercator Momentum Fund, L.P.


                            SELLING SHAREHOLDER TABLE

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.


                                    Shares Beneficially *                Shares         Shares Beneficially
                                    Owned                                Offered        Owned After Offering
Selling                             Prior to the                         For            If All Offered
STOCKHOLDER                         OFFERING                             SALE (4)       SHARES ARE SOLD
-----------                         -----------------                    --------       -------------------
                                    Number of Shares   Percentage (2)                   Number of Shares  Percentage

Mercator Momentum Fund, LLP (1)(2)      3,965,267            4.9%       42,666,667            0                 0%
Jason Bauer                    (3)      1,500,000            1.8%        1,500,000            0                 0%


* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

Mercator Momentum Fund, LLP does not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years, however Jason Bauer was WNMI's former CEO, who resigned in June 2002 and is no longer affiliated with us.


         The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

(1) The Mercator Momentum Fund, L.P. is a private investment fund that is owned by all its investors and managed by its general partner, Mercator Advisory Group, LLC., a Registered Advisor. The managing partner is David Firestone.

(2) Percentages are based on 80,923,834 shares of our common stock outstanding as of June 30, 2003.

(3) Represents restricted shares for services performed. Mr. Bauer exercised warrants.

(4) This column represents the total number of shares of common stock that each selling security holder intends to sell, based on the current market price at the time the registration statement was first filed.

PLAN OF DISTRIBUTION


Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol WNMI.


Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

     o    Ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers.

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o    Purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its own account.

     o An exchange distribution following the rules of the applicable exchange

     o    Privately negotiated transactions

     o    Short sales or sales of shares not previously owned by the seller

     o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

     o    A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

     o Short selling against the box, which is making a short sale when the seller already owns the shares.

     o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

     o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.


The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.


The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.


Because the following selling shareholder is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements:


     o    Mercator Momentum Fund, LLP

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify WNMI and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.



LEGAL PROCEEDINGS

None

EXPERTS

The financial statements of Warning Model Management, Inc. at December 31, 2002 and 2001 as appeared in the prospectus.

The financial statements of WNMI at December 31, 2002, appearing in this Prospectus and Registration Statement have been audited by Pohl, McNabola, Berg & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Michael Rudolph

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is WWW.SEC.GOV. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

                              FINANCIAL STATEMENTS

OUR FINANCIAL STATEMENTS BEGIN ON PAGE F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 31, 2003, the Registrant changed its principal independent accountants from Freeman & Davis LLP, 225 West 34th Street, Suite 320, New York, NY 10122 to Pohl, McNabola, Berg & Co., LLP, 50 Francisco Street, Suite 120, San Francisco, CA, 94133. Freeman & Davis LLP was dismissed and the decision to change accountants was approved by the Board of Directors and audit committee.

The reports of Freeman & Davis LLP on the financial statements for the past two years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2003, contained no adverse opinions or disclaimers or were qualified as to audit review scope, or accounting principles, except that a going concern uncertainty was included in such reports.

During the Registrant's past two years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2002, there were no disagreements with Freeman & Davis LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing review scope or procedures, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

During the Registrant's two most recent fiscal years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2003, the Registrant did not consult with Pohl, McNabola, Berg & Co., LLP regarding any of the matters or events set forth in Item 304 (a)(2) of Regulations S-B.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001






                                 C O N T E N T S
                                 ---------------



                                                                                         Page


              Independent Auditors' Report................................................F-1

              Consolidated Balance Sheets..........................................F 2 -  F 3

              Consolidated Statements of Operations.......................................F 4

              Consolidated Statements of Shareholders' Equity.............................F 5

              Consolidated Statements of Cash Flows................................F 6 -  F 7

              Notes to the Financial Statements...................................F 8 -  F 29

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Famous Fixins, Inc.

We have audited the accompanying consolidated balance sheets of Famous Fixins, Inc., as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2002, and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Famous Fixins, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.






//s// Pohl, McNabola, Berg & Company, LLP

Pohl, McNabola, Berg & Company, LLP
San Francisco, California
March 10, 2003

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2002 AND 2001



                               ASSETS                                      2002                 2001
                                                                     ----------------      --------------
Current Assets
   Cash and cash equivalents                                         $        503,422     $         5,821
   Accounts receivable, net of reserve for doubtful
     of $63,422 and $0, respectively                                          332,823             147,300
   Advances to models, net of reserve of
     $41,180 and $22,815, respectively                                        419,233              67,528
   Advances to officer                                                         28,040                   -
   Prepaid expenses                                                             2,734                   -
                                                                     ----------------     ---------------

     Total Current Assets                                                   1,286,252             220,649
                                                                     ----------------     ---------------
Property and Equipment
   Furniture and fixtures                                                       8,168               5,329
   Computers and equipment                                                     90,805              38,140
                                                                     ----------------     ---------------
                                                                               98,973              43,469
   Accumulated depreciation                                                   (40,443)             (22,810)
                                                                     ----------------     ----------------
     Total Property and Equipment                                              58,530              20,659
                                                                     ------------------   ---------------
       Total Assets                                                  $      1,344,782     $       241,308
                                                                     ================     ===============



                                   (continued)


   The accompanying notes are an integral part of these financial statements.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                        AS OF DECEMBER 31, 2002 AND 2001


                               LIABILITIES AND EQUITY                                    2002             2001
                                                                                    --------------- ---------------
Current Liabilities
    Accounts payable and accrued expenses                                           $       445,266 $        36,057
    Model fees payable                                                                      319,946          67,394
    Model reserves                                                                           26,955           5,315
    Line of credit                                                                           51,036          48,916
    Notes payable                                                                           166,783               -
    Advances from shareholders                                                               52,000           3,323
    Accrued interest - convertible debentures                                                17,517               -
    Taxes payable                                                                             5,160           3,200
    Current portion - capital leases                                                         17,219           4,424
    Secured line of credit                                                                  367,400         126,032
    Convertible debentures                                                                1,175,739               -
                                                                                    --------------- ----------------
        Total Current Liabilities                                                         2,645,021         294,661
                                                                                    ---------------  ---------------
Long Term Liabilities
    Convertible debentures                                                                  403,087               -
    Convertible notes payable to shareholders                                             2,390,105               -
    Capital leases                                                                           27,450           8,350
                                                                                    --------------- ---------------
        Total Long Term Liabilities                                                       2,820,642          8,350
                                                                                    --------------- ---------------
Equity
    Common stock - 200,000,000 authorized, par value $0.001, 44,673,834 and
         24,313,655 issued and outstanding for 2002 and 2001, respectively                   44,674          24,314
    Additional paid-in capital                                                               97,235         420,670
    Accumulated deficit                                                                  (4,262,790)       (506,687)
                                                                                    --------------- ----------------
        Total Equity                                                                     (4,120,881)        (61,703)
                                                                                    ---------------  --------------
        Total Liabilities and Equity
                                                                                    $     1,344,782 $       241,308
                                                                                    =============== ===============

The accompanying notes are an integral part of these financial statements.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDING DECEMBER 31, 2002 AND 2001


                                                                2002                    2001
                                                        ------------------     --------------------
Revenues
     Revenues                                           $        2,323,849     $          1,252,061
     Costs of revenues                                          (1,403,628)                (871,044)
                                                        ------------------     --------------------
                                                                   920,221                  381,017
                                                        ------------------     --------------------
Operating Expenses
     Salaries and wages                                            542,086                  349,736
     Rent                                                          154,938                   98,013
     General and administrative                                    472,481                  161,088
     Business development                                           91,204                   66,460
     Non-recurring expenses                                         86,375                        -
     Depreciation and amortization                                  17,633                   10,679
                                                        ------------------     --------------------
         Total Operating Expenses                                1,364,717                  685,976
                                                        ------------------     --------------------
Other Income (Expense)
     Interest income                                                   445                        -
     Other income                                                   31,920                   12,500
     Interest expense                                             (122,426)                 (39,295)
                                                        ------------------     --------------------
         Total Other Income (Expense)                              (90,061)                 (26,795)
                                                        ------------------     --------------------
             Net Loss Before Income Taxes                         (534,557)                (331,754)
Provision for Income Taxes                                          (1,380)                    (800)
                                                        ------------------     --------------------
             Net Loss                                   $         (535,937)    $           (332,554)
                                                        ==================     ====================
Net loss per share - basic                              $            (0.02)    $              (0.01)
                                                        ==================     ===================
Net loss per share - diluted                            $            (0.02)    $              (0.01)
                                                        ==================     ===================
Number of share used in calculation - basic                     24,569,666               24,313,665
                                                        ==================     ===================
Number of share used in calculation - diluted                   24,569,666               24,313,665
                                                        ==================     ===================

The accompanying notes are an integral part of these financial statements.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDING DECEMBER 31, 2002 AND 2001


                                                        Common Stock               Additional
                                                  --------------------------        Paid-In        Accumulated
                                                    Shares          Amount          Capital          Deficit           Total
                                                  ----------      -----------     -----------      -----------      ----------
Balance, December 31, 2000                         24,313,655     $    24,314     $   174,670      $  (174,133)     $    24,851
                                                  -----------     -----------     -----------      -----------      -----------

Additional capital contribution                          --              --           246,000             --            246,000

Net loss                                                 --              --              --           (332,554)        (332,554)
                                                  -----------     -----------     -----------      -----------      -----------

Balance, December 31, 2001                         24,313,655     $    24,314     $   420,670      $(506,687)$          (61,703)
                                                  -----------     -----------     -----------      -----------      -----------

Additional capital contribution                          --              --             7,000             --              7,000

Reverse merger
  Share issuance                                   20,360,179          20,360         (20,360)            --               --
  Net effect of assumption of FIXN assets and
   liabilities                                           --              --              --         (3,627,476)      (3,627,476)
  Reclassification of paid-in capital due to
   merger                                                --              --          (407,310)         407,310             --

Note payable conversion option                           --              --            88,235             --             88,235

Warrants issuance                                        --              --             9,000             --              9,000

Net loss                                                 --              --              --           (535,937)        (535,937)
                                                  -----------     -----------     -----------      -----------      -----------
Balance, December 31, 2002                         44,673,834     $    44,674     $    97,235      $(4,262,790)     $(4,120,881)
                                                  ===========     ===========     ===========      ===========      ===========



The accompanying notes are an integral part of these financial statements.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDING DECEMBER 31, 2002 AND 2001

                                                               2002             2001
                                                           -----------      -----------
Operating Activities:
 Net Loss                                                  $  (535,937)     $  (332,554)
Adjustments to reconcile loss to net cash
provided by (used in) operating activities:
 Depreciation and amortization                                  17,633           10,679
 Bad debt expense                                               81,787           22,815
 Other                                                           1,074             --
 Bond discount amortization                                      2,141             --

Changes in operating assets and liabilities:
 Accounts receivable - trade                                  (248,945)         (54,971)
 Advances to models                                           (370,070)         (71,488)
 Prepaid expenses                                               (2,734)            --
 Advances to officer                                           (28,040)            --
 Bank overdraft                                                   --             (7,711)
 Accounts payable and accrued expenses                         409,858           35,049
 Model fees payable                                            252,552           67,394
 Model reserves                                                 21,640            5,315
 Taxes payable                                                   1,960              800
 Accrued interest on convertible debt and secured line         102,511           30,307
                                                           -----------      -----------
    Net cash used in operating activities                     (294,570)        (294,365)
                                                           -----------      -----------
Investing activities:
 Purchases of property and equipment                           (15,743)            (950)
                                                           -----------      -----------
    Net cash used in investing activities                      (15,743)            (950)
                                                           -----------      -----------
Financing activities:
 Capital contribution - cash                                     7,000          246,000
 Proceeds from convertible notes payables                      500,000             --
 Borrowings from secured line of credit                      1,914,900        1,035,200
 Payments on secured line of credit                         (1,774,917)        (939,475)
 Payments on capital lease obligation                           (7,866)          (4,004)
 Borrowings under bank line of credit                           11,111            3,916
 Payments under bank line of credit                             (8,991)          (4,712)
 Proceeds from notes payable                                   118,000             --
 Advances from shareholders                                     52,000             --
 Payments on advances from officer                              (3,323)         (35,789)
                                                           -----------      -----------
    Net cash provided by financing activities                  807,914          301,136
                                                           -----------      -----------


                                   (continued)

The accompanying notes are an integral part of these financial statements.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDING DECEMBER 31, 2002 AND 2001

                                                                                 2002                 2001
                                                                           ---------------        ------------


      Increase (Decrease) in cash and cash equivalents                             497,601               5,821

Cash and cash equivalents, beginning of period                                       5,821                   -
                                                                           ---------------        ------------

Cash and cash equivalents, end of period                                   $       503,422        $      5,821
                                                                           ===============        =============


Supplemental disclosures of cash flow information:
   Cash paid during the period for
      Interest                                                             $         9,401        $      8,988
                                                                           ===============        ============
      Taxes                                                                $             -                   -
                                                                           ===============        ============

Supplemental schedule of non-cash financing activities
   Value of convertible benefit feature on convertible debt                $        88,235        $          -
                                                                           ===============        ============
   Equipment purchased under capital leases                                $        39,761        $          -
                                                                           ===============        ============

   Merger of Famous Fixins, Inc and Warning Model Management:
       otes receivable
      N                                                                    $        64,500        $         -
      Accrued liabilities                                                          (81,380)                 -
      Convertible debentures                                                    (4,132,691)                 -
      Unamortized bond discount                                                    522,095                  -
                                                                           ---------------        ------------
         Total reclassification of equity                                  $    (3,627,476)       $         -
                                                                           ===============        ============

The accompanying notes are an integral part of these financial statements.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. General Description of Business

Famous Fixins, Inc. ("FIXN") was incorporated on February 9, 1984, in the State of Utah. Through May 15, 2002, the date of its operating asset sale, FIXN was a promoter and marketer of celebrity endorsed consumer products for sale in supermarkets, other retailers and over the Internet. FIXN developed, marketed and sold licensed consumer products based on the diverse professional, cultural and ethnic backgrounds of various celebrities. FIXN entered into licensing agreements with high profile celebrities and created consumer products, which included various product lines consisting of salad dressings, candy products, cosmetic products, adhesive bandages and other novelty products endorsed by the licensors. FIXN sold directly to consumers and utilized a network of consumer products brokers to distribute its products throughout the United States and Canada. Third party manufacturers produced FIXN's various consumer products. Effective May 15, 2002, FIXN became a shell company that had discontinued its operations and had no operating revenues subsequent to that date.

On December 27, 2002, FIXN merged with Warning Model Management, LLC ("WAMM" or "the Company"), a California limited liability company.

In March 2003, the Company has filed a Proxy Statement with the Securities Exchange Commission (SEC) to change its name to Warning Model Management, Inc., and to increase the authorized shares from 200 million to 800 million.

Warning Model Management, LLC, was established in September 1998 to provide high-quality fashion models to the Southern California market. Los Angeles is one of the premier locations for the creation of fashion advertisements and television commercials, with WAMM being one of Los Angeles's premier model management companies.

The Company's current clients include major fashion companies, major department stores and major fashion magazines.


B.       Basis of Presentation and Organization

Effective December 27, 2002, the Company acquired FIXN (trading symbol: FIXN) through a reverse merger.

The application of reverse takeover accounting, resulted in the consolidated financial statements being issued under the name of the legal parent (Famous Fixins, Inc.), but are a continuation of the financial statements of the legal subsidiary, (Warning Model Management, LLC), and not of the legal parent. The control of the assets and business of Famous Fixins, Inc., is deemed acquired in consideration for the issue of additional capital by Warning Model Management, LLC.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B. Basis of Presentation and Organization (continued)

These consolidated financial statements represent the financial activity of Warning Model Management, LLC and its subsidiaries. The financial statements for the years ended December 31, 2002 and 2001 have been prepared in accordance with generally accepted accounting principles in the US. The financial statements and notes are representations of the management and the Board of Directors who are responsible for their integrity and objectivity.


CONSOLIDATION POLICY

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary corporations, after elimination of all material inter-company accounts, transactions and profits. These financial statements consolidate the accounts of the WAMM and FIXN subsequent to the merger date. FIXN's operating activity, which is limited to the resolution of its existing convertible debentures, is included as discontinued operations.


DISCONTINUED OPERATIONS

Famous Fixins, Inc.'s current operating activities consist solely of the resolution of amounts remaining payable to the prior holders of Famous Fixins, Inc. convertible debentures. These payables are included as liabilities from discontinued operations.


C. Cash and Cash Equivalents

For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents, those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

The Company invests excess cash in high quality short-term liquid money market instruments with maturities of three months or less when purchased. Investments are made only in instruments issued by or enhanced by high quality financial institutions. The Company has not incurred losses related to these investments.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

C. Cash and Cash Equivalents (continued)

CONCENTRATION OF CASH

The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. There were uninsured balances $503,000 and none as of December 31, 2002 and 2001, respectively.


D. Property and Equipment

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation and amortization. Maintenance and minor replacements are charged to expense as incurred. Renewals and improvements that extend the useful lives of the assets are capitalized and added to the property and equipment. Gains and losses on disposals are included in the results of operations.

Depreciation and amortization are provided using the straight-line method over estimated useful lives of the respective assets as follows:

         Office furniture and fixtures                              5-7 years
         Computer and office equipment and software                   3 years
         Leasehold improvements                                       4 years

Amortization of leasehold improvements is computed using the straight-line method over the lesser of the asset life or the life of the respective lease.

The cost and related accumulated depreciation of all property and equipment retired or otherwise disposed of are removed from the accounts. Any gain or loss is recognized in the current period. Various accelerated methods are used for tax purposes.


ASSETS HELD UNDER CAPITAL LEASES

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Until December 27, 2002, the Company operated as a privately held limited liability company. Therefore, the Company's taxable income or loss was allocated to members in accordance with their respective percentage ownership. Accordingly, provision or liability for income taxes included in these financial statements is attributable to California minimum franchise tax of $800 for 2001 and for the period starting January 1, 2002, to December 27, 2002. The Company is subject to the California limited liability company fee, which is based on the Company's revenues. FIXN is subject to New York State and City franchise taxes.


F. Revenue Recognition

The Company's revenues are derived from two sources.

The Company's primary source of revenue is from model services provided to print media. Revenue for print media is recorded when the models have completed the fashion shoot. The revenue is recorded at gross billings, which includes all agency fees. Costs of revenues consist of payments due to the models for services rendered and expenses and costs incurred for models in performance of those services.

The second source of revenue is from commissions on payments received by models and actors for appearing in television and cable commercials. The Company records a commission of 10% to 15% when cash is received.


G. Advertising Costs

All advertising costs are expensed as incurred. Advertising expense totaled $3,096 for the year ended December 31, 2001. There was no advertising expense for the year ended December 31, 2002.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect reserves for doubtful accounts, depreciation and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.


I. Segments of an Enterprise and Related Information

The Company follows SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise (optional for a private enterprise) report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Currently, the Company operates in only one segment.


J. Business Risks and Credit Concentrations

The Company operates in the high-end fashion modeling industry segment, which is rapidly evolving and highly competitive. The Company relies on the clients engaging its models. There can be no assurance that the Company will be able to continue to provide models to support its operations.

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary.

The Company advances funds to its models for preparing model portfolios and travel costs.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

K. Fair Value of Financial Instruments

The carrying value of certain of the financial instruments, including accounts receivable, other current assets, accounts payable, notes payable and accrued expenses approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable approximates fair value.

The value attributable to a beneficial conversion feature and/or to stock purchase warrants issued in conjunction with convertible notes payable is amortized to interest expense over the term of the notes.

L. Recent Accounting Pronouncements

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement also extends the reporting requirements to report separately, as discontinued operations, components of an entity that either have been disposed of or are classified as held-for-sale. The Company adopted the provisions of SFAS No. 144 effective July 1, 2002. The adoption of this statement did not have any impact on the Company's financial condition or results from operations.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. SFAS 145 was adopted by the Company in the first quarter of fiscal 2002. The adoption of SFAS 145 is not expected to have a material impact on the Company's results of operations or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The scope of SFAS No. 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 will be effective for exit or disposal activities that

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

L.       Recent Accounting Pronouncements (continued)

are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS No. 146. The Company will adopt FSAS 146 for exit or disposal activities that are initiated after December 31, 2002. The effect on adoption of SFAS No. 146 will change on a prospective basis the timing of when restructuring charges are recorded from a commitment date approach to when the liability is incurred.


M. Advances to Models

The Company pays bills on behalf of models for the preparation of their professional modeling portfolios and for travel costs. These amounts have no specific repayment terms, but management expects repayment within one year.

Advances to models have been reviewed by management, and the Company has recorded an allowance for doubtful collections of $41,180 and $22,815 in 2002 and 2001, respectively.


N. Receivables

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts when necessary

The Company establishes an allowance for uncollectible trade accounts receivable
based  on  historical   collection   experience  and  management  evaluation  of
collectibility of outstanding accounts receivable.


O. Basic and Diluted Net Earnings Per Share

Basic net earnings  (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

P. Adoption of SFAS-133: Accounting for Derivative Instruments and Hedging Activities

The Company has adopted Financial Accounting Standards Board Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities", which requires that all derivative instruments be recorded on the balance sheet at fair value. The Company is currently not engaged in hedging activities nor does it have any derivative instruments, thus there is no impact on the current periods financial statements


R. Comprehensive Income (Loss)

Comprehensive income consists of net income and other gains and losses affecting shareholders' equity that, under generally accepted accounting principles are excluded from net income in accordance with Statement on Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS No. 130 and therefore, for the years ended December 31, 2002 and 2001, comprehensive income (loss) is equivalent to the Company's reported net income (loss).


S. Long-Lived assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the impairment of long-lived Assets and Long-Lived Assets to Be Disposed Of". In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. During the years ended December 31, 2002 and 2001, no impairment has been recorded.


T. Reclassifications

Certain reclassifications have been made to the 2001 financial statements to conform to the 2002 presentation.


U. Stock-Based Compensation - Warrants

FIXN accounts for stock-based compensation using the fair-value based method prescribed in Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation". Compensation cost for all stock warrants issued by FIXN is (a) measured at the grant date based on the fair value of the warrants and (b) recognized over the service period. See Note 10.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

2. INCOME TAXES

Until December 27, 2002, the Company had chosen to be treated as a partnership for federal and state income tax purposes. A partnership is not a tax paying entity for federal or state income tax purposes. Accordingly, no federal income tax expense has been recorded in the statements. All income or losses will be reported on the individual members' income tax returns. The Company is subject to a minimum franchise tax in California.

Significant components of the provision for taxes based on income for the year ended December 31, 2002 and 2001 are as follows:

                                          2002          2001
                                    -------------     --------


               Current
                    Federal         $          -      $      -
                    State                                 (800)
                                          (1,380)
                                    -------------     --------


                                    $     (1,380)     $   (800)
                                    -------------     --------


               Deferred
                    Federal                    -             -
                    State                      -             -
                                    -------------     --------

                    Total           $     (1,380)     $   (800)
                                    =============     ========

Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:



                                                    Federal            State             Local
                                                 -------------     -------------     -----------
Deferred tax asset
      Net operating loss carryforwards           $     404,448     $     104,011     $    17,324
      Bad debts                                         36,611             9,414           1,569
                                                 -------------     -------------     ----------

Total deferred tax asset                         $     441,059     $     113,425          18,893
                                                 -------------     -------------     -----------

      Less valuation allowance                   $    (441,059)    $    (113,425)    $   (18,893)
                                                 -------------     -------------     -----------

      Net deferred tax asset                     $           -     $           -     $         -
                                                 =============     =============     ===========

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



2.       INCOME TAXES (CONTINUED)

At both December 31, 2002 and 2001, FIXN has available approximately $1,005,000 in net operating loss carryforwards available to offset future federal and state income taxes, respectively, which expire through 2021. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. This and other components of deferred tax asset accounts are described above. As at December 31, 2001, the Company has provided a valuation allowance to reduce its net deferred tax asset to zero. The amount of the deferred tax asset considered realizable, however, can be revised in the near term based upon future operating conditions during the carryforward period.

The provision for income taxes consists of state franchise taxes. The expected combined federal and state income tax benefit of approximately 45% is reduced predominately by the valuation allowance applied to such benefits. The use of loss carryforwards from FIXN of approximately $1,005,000 is limited because of the change of greater than 50% in the ownership of its stock resulting from the merger.

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the year ended December 31, 2002, is as follows:


                                                                               2002
                                                                           -------------
                      Income tax provision (benefit) computed
                      at federal statutory rate                                (35.00%)

                      State and local                                           (9.84%)

                      Other                                                     (8.74%)

                      Valuation allowance                                       53.60%
                                                                           -------------
                      Effective tax rate                                         0.02%
                                                                           =============



In 2001, WAMM operated as a California limited liability company. Accordingly, it was not subject to federal and state income taxes. WAMM paid an $800 franchise tax fee in California.

In 2002, the Company incurred minimum franchise taxes of $300 and $280 for New York State and City, respectively.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



3. FINANCING AGREEMENT

The Company has a secured asset-borrowing program with a financial institution to collateralize, with recourse, certain eligible trade receivables up to a maximum percentage of 80% of the net amounts of each receivable. As receivables collateralized to the financial institution are collected, the Company may transfer additional receivables up to the discretion of the lending institution. Gross receivables transferred to the financial institution amounted to $2,129,025 and $1,035,200 in 2002 and 2001, respectively. The Company retains the right to recall collateralized receivables under the program, and the receivables are subject to recourse. Therefore, the transaction does not qualify as a sale under the terms of Financial Accounting Standards Board Statement No. 125 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities). Included in the Balance Sheets as receivables at December 31, 2002 and 2001, are account balances totaling $352,458 and $147,300 of uncollected receivables collateralized to the financial institution.



4. LINE OF CREDIT

The Company has an unsecured line of credit agreement with a bank, which provides that it may borrow up to $50,000 at the interest rate of 12% per annum. At December 31, 2002 and 2001, $51,036 and $48,916 were borrowed against the line of credit. The line of credit is renewable annually by mutual agreement of the parties.



5. EQUITY - CAPITAL CONTRIBUTIONS

The original owners of WAMM made capital contributions to the Company of $7,000 and $246,000 in 2002 and 2001, respectively.



6. RELATED PARTY TRANSACTIONS

MR. STEVE CHAMBERLIN

Mr. Steve Chamberlin, President and managing member of the Company, has advanced monies to the Company. The Company repaid to Mr. Chamberlin $3,323 and $35,789 in 2002 and 2001, respectively, for these advances.

During 2002, the Company advanced to Mr. Chamberlin $28,040. These advances are due on demand and are non-interest-bearing.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

6. RELATED PARTY TRANSACTIONS (CONTINUED)

TRANSACTIONS WITH SHAREHOLDERS

Two shareholders advanced a total of $52,000 to the Company during 2002. The Company repaid these advances in January 2003. The advances are non-interest bearing.

7. COMMITMENTS AND CONTINGENCIES

A. Legal

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.


B. Operating Leases

Beginning at its inception, the Company's principal executive offices were located in a 2,500 square foot facility at 9009 Beverly Boulevard, Suite 103, West Hollywood, CA 90040. The Company renewed the lease in February 2001 under a 24-month agreement. All operations including development, control, and maintenance were performed at this facility. The aggregate rental rate for the entire facility for the four-month period ending April 30, 2001, was $22,800. The Company obtained a lease severance effective May 17, 2001.

On May 17, 2001, the Company's principal executive offices relocated to a 3,479 square foot facility at 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, CA 90210. The Company leases the facility under a 60-month agreement that terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental rate for the entire facility for the eight months ending December 31, 2001, and the year ending December 31, 2002 were $71,667 and $100,895, respectively. All operations were performed at this facility.

The Company also leases office equipment under an open-ended operating lease. The aggregate monthly rental (exclusive of sales tax) is $621 per month.

In March 2000, the Company leased an automobile under a 36-month non-cancelable operating lease agreement. The Company is obligated to pay $376 per month.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

B. Operating Leases (continued)

In  September   2002,  the  Company  leased  an  automobile   under  a  36-month
non-cancelable operating lease agreement. The Company is obligated to pay $1,392 per month.

In  November  2002,   the  Company   leased  an  automobile   under  a  40-month
non-cancelable operating lease agreement. The Company is obligated to pay $422 per month.

The aggregate future rental rates through December 31, 2006, are as follows:


                                   Year Ending December 31,

                                   2003                       136,110
                                   2004                       138,747
                                   2005                        55,996
                                   2006                         1,465
                                                        ---------------

                                                        $     332,318
                                                        ===============


C.       Capital Leases

The Company maintains capital leases for some of its office equipment and for accounting software designed specifically for the Company's industry. The following is a schedule by year of the approximate future minimum lease payments required under these leases:

2003                                                         $      20,916
2004                                                                12,101
2005                                                                12,101
2006                                                                 7,059
                                                             -------------
         Future Minimum lease payments                       $      52,177

         Less amount representing interest                         (7,508)
                                                             -------------

Present value of minimum lease payments                             44,669

Less current portion                                              (17,219)
                                                             -------------
Long-term capital lease obligation                           $      27,450
                                                             =============

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001





The leased property under capital leases as of December 31, 2002 has a cost of $60,537, accumulated amortization of $19,707 and a net book value of $40,830. Amortization of the leased property is included in depreciation expense and amounts to $11,698 and $5,899 for the years ended December 31, 2002 and 2001, respectively.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001


7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

D. Contingent Liability

On May 15, 2002, FIXN completed a transaction pursuant to a Settlement of Debts and Asset Purchase Agreement, dated March 29, 2002, with Starbrand, LLC, pursuant to which FIXN divested all of its operations and sold substantially all of its assets and certain specified liabilities to Starbrand, LLC, in exchange for cancellation of $450,000 of outstanding 4%, $1,500,000 convertible debentures. FIXN is contingently liable for the payment of the liabilities transferred aggregating approximately $200,000. No claim has been made regarding these liabilities as of December 31, 2002, and management believes that no reserve is necessary.



8. MERGER OF FAMOUS FIXINS AND WARNING MODEL MANAGEMENT, LLC

On December 27, 2002, the Company completed the merger with Famous Fixins, Inc., ("FIXN"), a public shell company traded on the NASDAQ Over-the-Counter Bulletin Board, by acquiring 54% of the outstanding capital stock of FIXN.

The merger of WAMM, an operating company, with FIXN, a non-operating public shell company with nominal assets, is treated as a capital transaction in substance rather than a business combination. Therefore, no goodwill or intangible assets are recorded.

The following table presents the allocation the assets acquired and liabilities assumed as:

Accounts receivable                                           $        64,500
                                                              ----------------
      Total assets                                            $        64,500
                                                              ----------------

Convertible debt and long-term debt due within one year       $    (1,232,691)
Other current liabilities                                             (81,380)
Convertible notes payable - shareholders                           (2,900,000)
Unamortized bond discount                                             522,095
                                                              ----------------
      Total liabilities assumed                                    (3,691,976)
                                                              ----------------
          Total adjustment to equity                           $    (3,627,476)
                                                              ================

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



8. MERGER OF FAMOUS FIXINS AND WARNING MODEL MANAGEMENT, LLC (CONTINUED)

The following (unaudited) pro forma consolidated results of operations have been prepared as if the merger with FIXN, Inc. had occurred at January 1, 2001:


                                                            December 31, 2002      December 31, 2001
                                                            ------------------     ------------------
        Sales                                               $       2,323,849      $       1,252,061
        Operating expenses                                         (1,133,292)              (675,297)
        Discontinued operations - loss                               (248,922)            (1,100,630)
        Net loss                                                   (5,118,194)            (1,433,184)

        Discontinued loss per share - basic                 $        (0.010)       $         (0.045)
        Discontinued loss per share - diluted               $        (0.010)       $         (0.045)

        Net loss per share - basic                          $        (0.119)       $         (0.037)
        Net loss per share - diluted                        $        (0.119)       $         (0.037)



The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated as of that time, nor is it intended to be a projection of future results.



9. NOTES PAYABLE

Notes payable at December 31, 2002, consist of the following:



                                                                    2002              2001
                                                              ---------------    --------------
       10% note payable - private party.  Interest payable    $       48,783     $            -
       or accruing monthly, due on demand.

       Note payable - private party, $6,000 fixed interest,
       due January 2003, unsecured.                                   30,000                  -

       Non-interest-bearing note payable - private party,
       due December 2002, unsecured.                                  88,000                  -
                                                              --------------     --------------

       Total notes payable at December 31                     $      166,783     $            -
                                                               =============     ==============




In September 2002, the Company borrowed $88,000 from a private party. The loan was paid in January 2003.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



9. NOTES PAYABLE (CONTINUED)

In October 2002, the Company borrowed $30,000 from a private party. The loan, including the premium, was paid in January 2003.


10% DEMAND NOTES PAYABLE

In January 2002, FIXN issued promissory notes of $27,500 with interest at a rate of 10% per year. Beginning June 15, 2002, these notes become payable on demand.

In May 2002, FIXN borrowed an aggregate of $21,283 from two lenders and issued notes payable at an interest rate of 10% per annum. Beginning June 15, 2002, these notes become payable on demand. The lenders include a party related to the holders of its 4% convertible debentures and another unrelated party.



10. CONVERTIBLE DEBENTURES & PROMISSORY NOTES

4% CONVERTIBLE DEBENTURES PAYABLE

On October 27, 2000, FIXN entered into an agreement with the three investors for the issuance of $1,500,000 4% Convertible Debentures and 250,000 warrants for shares of FIXN's common stock. Under the terms of the agreement, the $1,500,000 principal amount of the 4% debentures was issued for cash of $500,000 and the surrender of the outstanding $1,000,000 of 0% Convertible Debentures described above. The entire issue of the $1,500,000 4% Convertible Debentures was due on August 7, 2001, with a 5% premium on principal, plus accrued interest. Effective May 15, 2002, FIXN was relieved of $450,000 of the outstanding principal and the premium of $75,000 as a result of the asset sale to Starbrand, LLC. The debentures are convertible into common stock commencing on the maturity date at a conversion price of the lesser of $.054 per share or an amount computed under a formula, based on the discounted average of the lowest bid prices during a period preceding the conversion date.

The conversion of the 4% debentures into common shares is subject to the condition that, no debenture holder may own an aggregate number of shares, including conversion shares, which is greater than 9.9% of the then outstanding common stock. Other provisions of the agreement include default, merger and common stock sale restrictions on FIXN. The debenture holders may cause FIXN to redeem debentures, with interest and a 30% payment premium, from up to 50% of the net proceeds received under an equity line of credit type of agreement or other permitted financing. The equity line of credit agreement was a condition to the October 27, 2000, 4% Convertible Debenture and Warrants Purchase Agreement.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



10. CONVERTIBLE DEBENTURES & PROMISSORY NOTES (CONTINUED)

4% CONVERTIBLE DEBENTURES PAYABLE (CONTINUED)

Interest on the 4% convertible debentures is payable semi-annually and is convertible into common stock at the investors' option. Due to the non-payment of interest in fiscal year 2000, the debenture holders had the right to consider the debentures as immediately due and payable.

In July 2002, FIXN issued an additional $100,000 of 4% convertible debentures. These debentures are due in July 2003 and are classified as current. The notes have a $5,000 premium due at maturity.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $17,674, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. Interest on the indebtedness is accrued through December 31, 2002.

The financial statements as of December 31, 2002, reflect the remaining principal amount of the 4% debentures, less the unamortized bond discount. The net carrying value is $1,141,773. Interest on the indebtedness is accrued through December 31, 2002.


5% CONVERTIBLE DEBENTURES PAYABLE

The 5% Debenture holders are entitled to convert, at any time, any portion of the principal of the 5% Debentures to common stock at a conversion price for each share at the lower of (a) 80% of the market price at the conversion date or
(b) $0.55. The 5% Debentures include an option by FIXN to exchange the Debentures for Convertible Preferred Stock.

The following summarizes the outstanding balance of the 5% Debentures at December 31, 2002 and 2001:



                                                                     2002          2001
                                                                  ----------    ----------
         Outstanding principal amount of 5% debentures            $ 33,975       $       -
         Less unamortized discount for warrants issued                  (9)              -
                                                                  ----------    ----------
         Carrying amount                                          $ 33,966       $       -
                                                                  ==========    ==========



                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001




10. CONVERTIBLE DEBENTURES & PROMISSORY NOTES (CONTINUED)

10% CONVERTIBLE DEBENTURES PAYABLE

On December 30, 2002, the Company issued $500,000 in new three-year convertible debentures with an interest rate of 10%, payable quarterly. These debentures are convertible in the Company's common stock at 85% of the average of the three lowest closing prices during the 20 days prior to the conversion. The notes mature in December 2005, and are classified as long-term.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $88,235, and the amount was credited in the accounts as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. In conjunction with the issuance of the convertible debentures, the Company issued Common Stock Purchase Warrants (collectively the Note Warrants) to purchase 1,000,000 shares of the Company's common stock, par value $00.01 per share (the Common Stock), at an exercise price of $0.01 per share, and are immediately exercisable. Total funds received of $500,000 were allocated $9,000 to the Note Warrants and $491,000 to the Notes. The total value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes. At December 31, 2002, the unamortized discount on the Notes is approximately $96,913. Interest on the indebtedness is accrued through December 31, 2002.

The financial statements as of December 31, 2002, reflect the remaining principal amount of the 10% debentures, less the unamortized bond discount attributable to the beneficial conversion feature and the warrants. The net carrying value is $403,087. Interest on the indebtedness is accrued through December 31, 2002.


CONVERTIBLE NOTES PAYABLE DUE TO MEMBERS OF WARNING MODEL MANAGEMENT, LLC

The merger of Warning Model Management, LLC, and FIXN resulted in FIXN issuing to the members of Warning Model Management, LLC an aggregate of $2,900,000 principal amount of 4% convertible debentures due December 27, 2004.

The terms of the debentures require that interest be paid on the principal sum outstanding semi-annually in arrears at the rate of 4% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Semi-annual interest payments shall be due and payable on December 1 and June 1 of each year, commencing with June 1, 2003. The Company will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001



10. CONVERTIBLE DEBENTURES & PROMISSORY NOTES (CONTINUED)

CONVERTIBLE NOTES PAYABLE DUE TO MEMBERS OF WARNING MODEL MANAGEMENT, LLC (CONTINUED)


The Holders of these Convertible Debentures are entitled, at their option, to convert at any time, the principal amount of this Debenture or any portion thereof, plus, at the Holder's election, any accrued and unpaid interest, into shares of Common Stock of the Company (the common stock of the Company, the "Common Stock" and shares of Common Stock so converted, the "Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lesser of (i) $0.05 (the "Set Price") (subject to adjustment for stock splits and the like), and (ii) 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date.

Based upon a debenture conversion price being either the lesser of 0.05 per share or 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of the $2,900,000 debentures issued was $511,765, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. Interest on the indebtedness is accrued through December 31, 2002.

The financial statements as of December 31, 2002, reflect the remaining principal amount of the 4% debentures to shareholders, less the unamortized bond discount. The net carrying value is $2,390,105. Interest on the indebtedness is accrued through December 31, 2002.



11.      EQUITY DRAWDOWN FACILITY

On October 31, 2000, FIXN entered into a type of equity line of credit agreement for the future sale of shares of its common stock and warrants. Under the agreement, which is subject to various conditions, an investor has committed to provide up to $5 million, at FIXN's request, over a 24-month period, to be applied to the purchase price of FIXN's common stock. FIXN may request at specified intervals, $100,000 minimum equity drawdowns, with maximum drawdown amounts at each request based on 4.5% of (i) the weighted average price of FIXN's common stock for a prescribed period prior to the request multiplied by
(ii) the total trading volume during such period. As at December 31, 2002 and 2001 the minimum drawdown requirement has not been met. Drawdowns may be further limited due to a provision in the agreement that prevents FIXN from issuing shares to the extent that the investor would beneficially own more than 9.9% of FIXN's then outstanding common stock. Under the agreement, FIXN is required to file a Registration Statement with the Securities and Exchange Commission before the investor is obligated to accept a drawdown request by FIXN. Consequently, until such Registration Statement is effective, FIXN will not receive any funds under the agreement.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001




11. EQUITY DRAWDOWN FACILITY (CONTINUED)

The per share amount to be received by FIXN for the sale of its common stock on each equity drawdown shall be reduced by a 17.5% discount on the market price of the shares (as defined in the agreement). Escrow agent fees and a 10% placement fee will also reduce the proceeds of sale. At the October 31, 2000 closing, FIXN issued a stock purchase warrant for up to 500,000 shares of common stock to the investor at an exercise price of $.0636 per share, such warrant to expire on October 31, 2003. The value of the 500,000 stock warrant ($35,730) is charged to interest expense in 2000. FIXN has also agreed to issue additional warrants for shares equal to 50% of the shares purchased by the investor on each drawdown. There are various other conditions to the agreement, including the investor's right to terminate the agreement under specified events. At the closing, FIXN paid $10,000 for the investor's legal and other expenses.

See Note 10 in connection with an election by the holders of the 4% Convertible Debentures to apply a portion of the proceeds of the equity drawdowns to redeem their debentures.

FIXN did not utilize this equity drawdown facility as of December 27, 2002. The Company did not utilize this facility as of December 31, 2002. Subsequent to the merger, the Company has elected to pursue a different financing vehicle.

In December 2002, the Company signed a letter of intent with a different unrelated third party, who has provided debt financing to the Company, to provide an equity drawdown facility of up to $2,000,000.



12. OUTSTANDING WARRANTS TO PURCHASE COMMON STOCK

FIXN has issued warrants to purchase shares of its common stock to certain officers, employees and non-employees. The objectives of the issuance of the warrants include attracting and retaining the best talent, providing for additional performance incentives and promoting the success of FIXN by providing the opportunity to employees and non-employees to acquire common stock. FIXN has also issued warrants to certain investors in connection with the issuance of debentures and the sale of common stock. Outstanding warrants have been granted at exercise prices ranging from $.001 to $2.25 and expire as much as five years from the date of grant. On December 27, 2002, date of merger, FIXN had warrants outstanding to purchase 8,867,480 common shares.

                               FAMOUS FIXINS, INC.
                  (SUCCESSOR TO WARNING MODEL MANAGEMENT, LLC)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

12.      OUTSTANDING WARRANTS TO PURCHASE COMMON STOCK (CONTINUED)

The status of FIXN's warrants is summarized below as of December 31, 2001:



                                                   Number of       Weighted Range of      Average Exercise
                                                    Warrants         Exercise Prices            Price
                                                  -----------    ------------------      -----------------
Outstanding at December 27, 2002                    8,867,480     $     0.001 - 1.00     $            0.48
       Granted in 2002                              1,000,000                   0.01                  0.01
       Cancelled in 2002                                    -                 -                          -
                                                  -----------    ------------------      -----------------

Outstanding at December 31, 2002                    9,867,480           0.001 - 1.00                  0.43
                                                  ===========    ===================     =================

Weighted average remaining contractual terms                                                    1.85 years
                                                                                         -----------------

Number of warrants exercisable at December 31, 2002                                              9,867,480
                                                                                         -----------------
Weighted average exercise price of warrants                                                           0.43
                                                                                         -----------------



As stated in Note 1, FIXN accounts for stock-based compensation using the fair value method prescribed in SFAS No. 123 "Accounting for Stock-Based Compensation", under which compensation cost for all stock warrants issued (both vested and non-vested) is measured at the grant date based on the fair value of the warrants. Such cost is recognized over the service period (the contract period). All costs were recognized by FIXN prior to December 27, 2002.

The fair value of each warrant issued was estimated on the date of grant using the Black-Scholes option-pricing model.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's warrants have characteristics significantly different from those of traded options and warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Warrants are granted at prices equal to the current fair value of the Company's common stock at the date of grant. The vesting period is usually related to the term of the underlying convertible debenture.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2002--dividend yield of 0%; expected volatility of 200%; risk-free interest rate of 5.84%, and expected life of 3 years. The fair value of the options granted in 2002 was $0.009 per share.

13.      SUBSEQUENT EVENTS

In January 2003, the Company received aggregate proceeds of $50,000 in connection with the issuance of a 10% $50,000 convertible debentures, due in 2004. The lender, an unrelated party, is a current holder of a note payable issued by the Company.

In March 2003, the Company obtained short-term debt financing of $48,000, which is due in 90 days. The lender is a holder of its 10% convertible debentures due June 2003, and an unrelated party.

In January 2003, the Company issued 11,000,000 shares of its registered common stock, having a market value of $110,000, to three individuals in lieu of cash compensation for services rendered.

In February 2003, the holder of 10% convertible debentures converted $25,500 of principal into 5,000,000 shares of the Company's common stock.

                                      Index

PART I    -    FINANCIAL INFORMATION

         Item 1.  Financial Statements

                  Balance Sheets at March 31, 2003 and December 31, 2002

                  Statements of Operations for the three months ended
                           March 31, 2003 and March 31, 2002

                  Statements of Cash Flows for the three  months ended March 31,
                           2003 and March 31, 2002

                  Notes to the Financial Statements for the three months
                           Ended March 31, 2003

         Item 2.   Management's Discussion and Analysis of Financial
                           Condition and Results of Operations.

         Item 3.   Controls and Procedures

PART II    -    OTHER INFORMATION

         Item 2.  Changes In Securities

         Item 4.  Submission of Matters of a Vote to Security Holders

         Item 5.  Other Information

         Item 6.  Exhibits and Reports on Form 8-K



SIGNATURES

                         WARNING MODEL MANAGEMENT, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                           FOR THE THREE MONTHS ENDED

                                 MARCH 31, 2003





                                 C O N T E N T S

--------------------------------------------------------------------------------



Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

                         WARNING MODEL MANAGEMENT, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2003 AND DECEMBER 31, 2002


                                                                2003                     2002
                                                           ---------------        ----------------
                                     ASSETS                  (unaudited)              (audited)
Current Assets
     Cash and cash equivalents                             $        63,018        $        503,422
     Accounts receivable, net of reserve for doubtful
          of $92,572 and $63,422, respectively                     193,639                 332,823
     Advances to models, net of reserve of
          $166,180 and $41,180, respectively                       306,439                 419,233
     Advances to officer                                            38,546                  28,040
     Prepaid expenses                                                2,780                   2,734
                                                           ---------------        ----------------

          Total Current Assets                                     604,422               1,286,252
                                                           ---------------        ----------------

Property and Equipment
     Furniture and fixtures                                          8,168                   8,168
     Computers and equipment                                        93,109                  90,805
                                                           ---------------        ----------------

                                                                   101,277                  98,973

     Accumulated depreciation                                      (46,481)                (40,443)
                                                           ---------------        ----------------

          Total Property and Equipment                              54,796                  58,530
                                                           ---------------        ----------------

               Total Assets                                $       659,218        $      1,344,782
                                                           ===============        ================



                                   (continued)




                             See accompanying notes.

                         WARNING MODEL MANAGEMENT, INC.

                   AS OF MARCH 31, 2003 AND DECEMBER 31, 2002



                                                                                          2003                    2002
                                                                                 -----------------------  --------------------
                                  LIABILITIES AND EQUITY                              (unaudited)               (audited)
Current Liabilities
    Accounts payable and accrued expenses                                        $             128,846    $           445,266
    Model fees payable                                                                         420,989                319,946
    Model reserves                                                                              34,744                 26,955
    Line of credit                                                                              48,987                 51,036
    Notes payable                                                                               90,116                166,783
    Advances from shareholders                                                                  20,000                 52,000
    Accrued interest - convertible debentures                                                   44,253                 17,517
    Taxes payable                                                                                5,560                  5,160
    Current portion - capital leases                                                            16,265                 17,219
    Secured line of credit                                                                     141,512                367,400
    Liabilities of discontinued operations                                                      90,461                      -
    Convertible debentures                                                                   1,161,984              1,175,739
                                                                                 ---------------------    -------------------
        Total Current Liabilities                                                            2,203,717               2,645,021
                                                                                 ---------------------    --------------------
Long Term Liabilities
    Convertible debentures                                                                     446,085                 403,087
    Convertible notes payable to shareholders                                                2,432,635               2,390,105
    Capital leases                                                                              25,091                  27,450
                                                                                 ---------------------    --------------------
        Total Long Term Liabilities                                                          2,903,811               2,820,642
                                                                                 ---------------------    --------------------
Equity
    Common stock - 200,000,000 authorized, par value $0.001, 60,673,834 and                     60,674                  44,674
        44,673,834 issued and outstanding for 2003 and 2002, respectively
    Additional paid-in capital                                                                 281,309                  97,235
    Accumulated deficit                                                                     (4,790,293)             (4,262,790)
                                                                                 ---------------------    --------------------
        Total Equity                                                                        (4,448,310)             (4,120,881)
                                                                                 ---------------------    --------------------
            Total Liabilities and Equity
                                                                                 $             659,218    $          1,344,782
                                                                                 =====================    ====================


                             See accompanying notes.

                             See accompanying notes.

                         WARNING MODEL MANAGEMENT, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                                                2003                   2002
                                                        ------------------     ------------------
                                                            (unaudited)
(unaudited)
Revenues
     Revenue                                             $         577,232     $         527,272
     Costs of revenues                                           (349,222)             (380,644)
                                                        ------------------    ------------------
                                                                   228,010              146,628
                                                        ------------------     ------------------
Operating Expenses
     Salaries and wages                                            154,925              125,144
     Rent                                                           37,157               28,269
     General and administrative                                    415,367               83,253
     Business development                                           33,346               15,335
     Depreciation and amortization                                   6,038                2,764
                                                        ------------------    ------------------
         Total Operating Expenses                                  646,833              254,765
                                                        ------------------    ------------------
Other Income (Expense)
     Interest income                                                   528                    -
     Other income                                                    6,932                7,980
     Interest expense                                             (115,160)             (18,546)
                                                        ------------------     ------------------
         Total Other Income (Expense)                             (107,700)              (10,566)
                                                        ------------------     -------------------

             Net Loss Before Income Taxes                         (526,523)             (118,703)

Provision for Income Taxes                                            (980)                 (200)
                                                        ------------------    -------------------
             Net Loss                                   $         (527,503)   $         (118,903)
                                                        ==================    ==================
Net loss per share - basic                              $            (0.01)   $             (0.01)
                                                        ===================   ==================
Net loss per share - diluted                            $            (0.01)   $             (0.01)
                                                        ==================    ==================
Number of share used in calculation - basic                     53,363,178            24,313,665
                                                        ===================   ==================
Number of share used in calculation - diluted                   53,363,178            24,313,665
                                                        ===================   ===================




                             See accompanying notes.

                         WARNING MODEL MANAGEMENT, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDING MARCH 31, 2003 AND 2002



                                                                                         2003                     2002
                                                                                -----------------------   ----------------------

Operating Activities:
     Net Loss                                                                   $             (527,503)    $          (118,903)
Adjustments  to  reconcile  loss to net cash  provided  by (used  in)  operating activities:
     Depreciation and amortization                                                               6,038                   5,530
     Bad debt expense                                                                          154,150                  13,953
     Other                                                                                           -                  (2,589)
     Bond and warrant discount amortization                                                     56,844                       -

Changes in operating assets and liabilities:
     Accounts receivable - trade                                                               110,034                 (54,768)
     Common stock issued for services                                                          165,000                       -
     Advances to models                                                                        (12,206)                (68,639)
     Prepaid expenses                                                                              (46)                      -
     Advances to officer                                                                       (10,506)                      -
     Bank overdraft                                                                                  -                  10,557
     Accounts payable and accrued expenses                                                    (225,956)                  9,165
     Model fees payable                                                                        101,043                  55,561
     Model reserves                                                                              7,789                   4,761
     Taxes payable                                                                                 400                     200
     Bond premium on note payable                                                                1,333                       -
     Accrued interest on convertible debt and secured line                                      26,736                  16,984
                                                                                ----------------------    --------------------

           Net cash used in operating activities                                              (146,850)               (128,188)
                                                                                ----------------------     ------------------

Investing activities:
     Purchases of property and equipment                                                        (2,304)                      -
                                                                                ----------------------    -------------------

           Net cash used in investing activities                                                (2,304)                      -
                                                                                ----------------------    -------------------

Financing activities:
     Proceeds from convertible notes payables                                                   50,000                       -
     Borrowings from secured line of credit                                                    594,916                 430,540
     Payments on secured line of credit                                                       (820,804)               (308,937)
     Payments on capital lease obligation                                                       (3,313)                 (1,065)
     Borrowings under bank line of credit                                                        1,461                   1,486
     Payments under bank line of credit                                                         (3,510)                 (1,562)
     Proceeds from notes payable                                                                40,000                       -
     Payments on notes payable                                                                (118,000)                      -
     Advances from shareholders                                                                 20,000                   1,905
     Payments on advances from shareholders                                                    (52,000)                      -
                                                                                ----------------------    --------------------

           Net cash provided by financing activities                                          (291,250)                122,367
                                                                                ----------------------    --------------------



                                   (continued)


                             See accompanying notes.

                         WARNING MODEL MANAGEMENT, INC.

               FOR THE THREE MONTHS ENDING MARCH 31, 2003 AND 2002



                                                                                      2003               2002
                                                                                ----------------    --------------
          Increase (Decrease) in cash and cash equivalents                              (440,404)           (5,821)
Cash and cash equivalents, beginning of period                                           503,422             5,821
                                                                                ----------------     -------------
Cash and cash equivalents, end of period                                        $         63,018     $           -
                                                                                ================     =============
Supplemental disclosures of cash flow information:
     Cash paid during the period for
          Interest                                                              $         11,555     $       8,988
                                                                                ================     =============
          Taxes                                                                 $              -     $           -
                                                                                ================      ============
Supplemental schedule of non-cash financing activities
     Value of convertible benefit feature on convertible debt                   $          8,824     $           -
                                                                                ================     =============




                             See accompanying notes.

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. General Description of Business

Famous Fixins, Inc. ("FIXN") was incorporated on February 9, 1984, in the State of Utah. Through May 15, 2002, the date of its operating asset sale, FIXN was a promoter and marketer of celebrity endorsed consumer products for sale in supermarkets, other retailers and over the Internet. FIXN developed, marketed and sold licensed consumer products based on the diverse professional, cultural and ethnic backgrounds of various celebrities. FIXN entered into licensing agreements with high profile celebrities and created consumer products, which included various product lines consisting of salad dressings, candy products, cosmetic products, adhesive bandages and other novelty products endorsed by the licensors. FIXN sold directly to consumers and utilized a network of consumer products brokers to distribute its products throughout the United States and Canada. Third party manufacturers produced FIXN's various consumer products. Effective May 15, 2002, FIXN became a shell company that had discontinued its operations and had no operating revenues subsequent to that date.

On December 27, 2002, FIXN merged with Warning Model Management, LLC ("WAMM" or "the Company"), a California limited liability company.


In March 2003, the Company filed a Proxy Statement with the Securities Exchange Commission (SEC) to change its name to Warning Model Management, Inc., and to increase the authorized shares from 200 million to 800 million. In May 2003, the name change was approved.

Warning Model Management, LLC, was established in September 1998 to provide high-quality fashion models to the Southern California market. Los Angeles is one of the premier locations for the creation of fashion advertisements and television commercials, with WAMM being one of Los Angeles's premier model management companies.

The Company's current clients include major fashion companies, major department stores and major fashion magazines.


B. Basis of Presentation and Organization

On May 15, 2003, the registrant (the "company") has changed the Company name from Famous Fixins, Inc. to Warning Model Management, Inc. and concurrently changed the Company's OTCBB trading symbol from "FIXN" to "WNMI".

Effective December 27, 2002, the Company acquired Famous Fixins, Inc., (trading symbol: FIXN) through a reverse merger. The application of reverse takeover accounting, resulted in the consolidated financial statements being issued under the name of the legal parent (Famous Fixins, Inc.), but are a continuation of the financial statements of the legal subsidiary, (Warning Model Management, LLC), and not of the legal parent. The control of the assets and business of Famous Fixins, Inc., is deemed acquired in consideration for the issue of additional capital by Warning Model Management, LLC.

These unaudited consolidated financial statements represent the financial activity of Warning Model Management, Inc. and its subsidiaries. The financial statements for the three months ended March 31, 2003 and 2002 have been prepared in accordance with generally accepted accounting principles in the US. The financial statements and notes are representations of the management and the Board of Directors who are responsible for their integrity and objectivity.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002



for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to consolidated financial statements and footnotes thereto for the fiscal quarter ended March 31, 2003, included herein. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions were eliminated. The Company's fiscal year ends on December 31 each year.


The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.


Consolidation Policy

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary corporations, after elimination of all material inter-company accounts, transactions and profits. These financial statements consolidate the accounts of the WNMI and it subsidiaries.


C. Cash and Cash Equivalents

For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents, those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

The Company invests excess cash in high quality short-term liquid money market instruments with maturities of three months or less when purchased. Investments are made only in instruments issued by or enhanced by high quality financial institutions. The Company has not incurred losses related to these investments.

Concentration of cash

The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. There were no balances at March 31, 2003 that exceeded $100,000, and the uninsured balances at December 31, 2002 were $503,000.


D. Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


Until December 27, 2002, the Company operated as a privately held limited liability company. Therefore, the Company's taxable income or loss was allocated to members in accordance with their respective percentage ownership. Accordingly, provision or liability for income taxes included in these financial statements is attributable to California minimum franchise tax of $800 for the period starting January 1, 2002, to December 27, 2002. The Company is subject to the California limited liability company fee, which is based on the Company's revenues. The Company is also subject to New York State and City franchise taxes.


E.       Revenue Recognition

The Company's revenues are derived from two sources.

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002




The Company's primary source of revenue is from model services provided to print media. Revenue for print media is recorded when the models have completed the fashion shoot. The revenue is recorded at gross billings, which includes all agency fees. Costs of revenues consist of payments due to the models for services rendered and expenses and costs incurred for models in performance of those services.

The second source of revenue is from commissions on payments received by models and actors for appearing in television and cable commercials. The Company records a commission of 10% to 15% when cash is received.


F. Advertising Costs

All advertising costs are expensed as incurred.


G. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect reserves for doubtful accounts, depreciation and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.


H. Segments of an Enterprise and Related Information

The Company follows SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise (optional for a private enterprise) report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. Currently, the Company operates in only one segment.


I. Business Risks and Credit Concentrations

The Company operates in the high-end fashion modeling industry segment, which is rapidly evolving and highly competitive. The Company relies on the clients engaging its models. There can be no assurance that the Company will be able to continue to provide models to support its operations.

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary.

The Company advances funds to its models and talent for preparing model and talent portfolios, prints, delivery travel costs and other costs. The Company evaluates these advances from time to time and sets up a reserve against such advances.


J. Recent Accounting Pronouncements

In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. Pursuant to SFAS No.123, the Company will expense the fair market value of stock options newly granted to employees beginning in April 2003.

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002


K. Advances to Models

The Company pays bills on behalf of models for the preparation of their professional modeling portfolios and for travel costs. These amounts have no specific repayment terms, but management expects repayment within one year.


L. Receivables

Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts when necessary



The Company establishes an allowance for uncollectible trade accounts receivable
based  on  historical   collection   experience  and  management  evaluation  of
collectibility of outstanding accounts receivable.



M. Basic and Diluted Net Earnings Per Share

Basic net earnings  (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.


N. Comprehensive Income (Loss)

Comprehensive income consists of net income and other gains and losses affecting shareholders' equity that, under generally accepted accounting principles are excluded from net income in accordance with Statement on Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS No. 130 and therefore, for the three months ended March 31, 2003 and 2002, comprehensive income (loss) is equivalent to the Company's reported net income
(loss).






2. INCOME TAXES

Until December 27, 2002, the Company had chosen to be treated as a partnership for federal and state income tax purposes. A partnership is not a tax paying entity for federal or state income tax purposes. Accordingly, no federal income tax expense has been recorded in the statements. All income or losses will be reported on the individual members' income tax returns. The Company is subject to a minimum franchise tax in California.

At March 31, 2003, FIXN has available approximately $1,005,000 in net operating loss carryforwards available to offset future federal and state income taxes, respectively, which expire through 2021. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. This and other components of deferred tax asset accounts are described above. As of March 31, 2002, the Company has provided a valuation allowance to reduce its net deferred tax asset to zero. The amount of the deferred tax asset considered realizable, however, can be revised in the near term based upon future operating conditions during the carryforward period.

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002


The provision for income taxes consists of state franchise taxes. The expected combined federal and state income tax benefit of approximately 45% is reduced predominately by the valuation allowance applied to such benefits. The use of loss carryforwards from FIXN of approximately $1,005,000 is limited because of the change of greater than 50% in the ownership of its stock resulting from the merger.




3. FINANCING AGREEMENT

The Company has a secured asset-borrowing program with a financial institution to collateralize, with recourse, certain eligible trade receivables up to a maximum percentage of 80% of the net amounts of each receivable. As receivables collateralized to the financial institution are collected, the Company may transfer additional receivables up to the discretion of the lending institution. Gross receivables transferred to the financial institution amounted to $309,320 and $299,943 in the three months ended March 31, 2003 and 2002, respectively. The Company retains the right to recall collateralized receivables under the program, and the receivables are subject to recourse. Therefore, the transaction does not qualify as a sale under the terms of Financial Accounting Standards Board Statement No. 125 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities). Included in the Balance Sheets as receivables at March 31, 2003, and December 31, 2002, are account balances totaling $152,592 and $352,458 of uncollected receivables collateralized to the financial institution.


4. LINE OF CREDIT

The Company has an unsecured line of credit agreement with a bank, which provides that it may borrow up to $50,000 at the interest rate of 12% per annum. At March 31, 2003 and December 31, 2002, $48,987 and $51,036 were borrowed against the line of credit. The line of credit is renewable annually by mutual agreement of the parties.



5. EQUITY

In January 2003, the Company issued 11,000,000 shared of its registered common stock, having a market value of $110,000, to three individuals in lieu of cash compensation for services rendered.

In February 2003, the holder of 4% convertible debentures converted $25,500 of principal into 5,000,000 shares of the Company's common stock.



6. RELATED PARTY TRANSACTIONS

Mr. Steve Chamberlin

Mr. Steve Chamberlin, Director and President of the Company, has advanced monies to the Company. The Company repaid to Mr. Chamberlin $3,323 in 2002 for these advances.

At March 31, 2003, the Company has advances to Mr. Chamberlin totaling $38,546. These advances are due on demand and are non-interest-bearing.


Transactions with shareholders

Two shareholders advanced a total of $52,000 to the Company during 2002. The Company repaid these advances in January 2003. The advances are non-interest bearing.

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002




During the three months ended March 31, 2003, a shareholder advanced a total of $20,000 which is a 90 day non-interest being promissory note.



7. COMMITMENTS AND CONTINGENCIES

A. Legal

The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.


B. Operating Leases

The Company's principal executive offices relocated to a 3,479 square foot facility at 9440 Santa Monica Boulevard, Suite 400, Beverly Hills, CA 90210. The Company leases the facility under a 60-month agreement that terminates on April 30, 2005, with the option to renew for an additional six months. The aggregate rental cost for the three months ended March 31, 2003 was $32,691 and $18,526, respectively. All operations were performed at this facility.

The Company also leases office equipment under an open-ended operating lease. The aggregate monthly rental (exclusive of sales tax) is $621 per month.

In March 2000, the Company leased an automobile under a 36-month non-cancelable operating lease agreement. The Company is obligated to pay $376 per month. The lease expired in March 2003


B. Operating Leases (continued)

In  September   2002,  the  Company  leased  an  automobile   under  a  36-month
non-cancelable operating lease agreement. The Company is obligated to pay $1,392 per month.

In  November  2002,   the  Company   leased  an  automobile   under  a  40-month
non-cancelable operating lease agreement. The Company is obligated to pay $422 per month.


C. Contingent Liability

On May 15, 2002, FIXN completed a transaction pursuant to a Settlement of Debts and Asset Purchase Agreement, dated March 29, 2002, with Starbrand, LLC, pursuant to which FIXN divested all of its operations and sold substantially all of its assets and certain specified liabilities to Starbrand, LLC, in exchange for cancellation of $450,000 of outstanding 4%, $1,500,000 convertible debentures. FIXN is contingently liable for the payment of the liabilities transferred aggregating approximately $200,000. No claim has been made regarding these liabilities as of March 31, 2003, and management believes that no reserve is necessary.



8. MERGER OF FAMOUS FIXINS AND WARNING MODEL MANAGEMENT, LLC

On December 27, 2002, the Company completed the merger with Famous Fixins, Inc., ("FIXN"), a public shell company traded on the NASDAQ Over-the-Counter Bulletin Board, by acquiring 54% of the outstanding capital stock of FIXN.

The merger of WAMM, an operating company, with FIXN, a non-operating public shell company with nominal assets, is treated as a capital transaction in substance rather than a business combination. Therefore, no goodwill or intangible assets are recorded.

The following (unaudited) pro forma consolidated results of operations have been prepared as if the merger with FIXN, Inc. had occurred at January 1, 2002:



                                                              March 31, 2003           March 31, 2002
                                                            ------------------       ----------------
        Sales                                               $       2,323,849        $      1,252,061
        Operating expenses                                         (1,133,292)               (675,297)
        Net loss                                                   (5,118,194)             (1,433,184)

        Net loss per share - basic                          $          (0.119)       $         (0.037)
        Net loss per share - diluted                        $          (0.119)       $         (0.037)



The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated as of that time, nor is it intended to be a projection of future results.



9. NOTES PAYABLE


Notes payable at March 31, 2003, and December 31, 2002, consist of the following:


                                                                  2003               2002
                                                              ---------------    ---------------
       10% note payable - private party.  Interest payable    $       48,783     $      48,783
       or accruing monthly, due on demand.
       Note Payable - private party convertible                            -                 -
       Notes Payable - private party, $8,000 premium, due
       in June 2003                                                   41,333                 -
       Note payable - private party, $6,000 fixed interest,
       due January 2003, unsecured.                                        -            30,000
       Note Payable - private
       party
       Non-interest-bearing note payable - private party,
       due December 2002, unsecured.                                       -            88,000

                                                                 ------------       ------------
       Total notes payable at December 31                     $       90,116     $     166,783
                                                                 ============       ============


In March 2003, the Company obtained short-term debt financing of $40,000 from Filter International, which is due in 90 days. The lender is a holder of its 10% convertible debentures due June 2003, plus an $8,000 premium.



10. CONVERTIBLE DEBENTURES & Promissory Notes

4% Convertible Debentures Payable

On October 27, 2000, FIXN entered into an agreement with the three investors for the issuance of $1,500,000 4% Convertible Debentures and 250,000 warrants for shares of FIXN's common stock. Under the terms of the agreement, the $1,500,000 principal amount of the 4% debentures was issued for cash of $500,000 and the surrender of the outstanding $1,000,000 of 0% Convertible Debentures described above. The entire issue of the $1,500,000 4% Convertible Debentures was due on August 7, 2001, with a 5% premium on principal, plus accrued interest. Effective May 15, 2002, FIXN was relieved of $450,000 of the outstanding principal and the premium of $75,000 as a result of the asset sale to Starbrand, LLC. The debentures are convertible into common stock commencing on the maturity date at a conversion price of the lesser of $.054 per share or an amount computed under a formula, based on the discounted average of the lowest bid prices during a period preceding the conversion date.

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002


The conversion of the 4% debentures into common shares is subject to the condition that, no debenture holder may own an aggregate number of shares, including conversion shares, which is greater than 9.9% of the then outstanding common stock. Other provisions of the agreement include default, merger and common stock sale restrictions on FIXN. The debenture holders may cause FIXN to redeem debentures, with interest and a 30% payment premium, from up to 50% of the net proceeds received under an equity line of credit type of agreement or other permitted financing. The equity line of credit agreement was a condition to the October 27, 2000, 4% Convertible Debenture and Warrants Purchase Agreement.


4% Convertible Debentures Payable (continued)

Interest on the 4% convertible debentures is payable semi-annually and is convertible into common stock at the investors' option. Due to the non-payment of interest in fiscal year 2000, the debenture holders had the right to consider the debentures as immediately due and payable.

In July 2002, FIXN issued an additional $100,000 of 4% convertible debentures. These debentures are due in July 2003 and are classified as current. The notes have a $5,000 premium due at maturity.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $17,674, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense.

The financial statements as of March 31, 2002, reflect the remaining principal amount of the 4% debentures, less the unamortized bond discount. The net carrying value is $1,116,273. Interest on the indebtedness is accrued through March 31, 2003.


5% Convertible Debentures Payable

The 5% Debenture holders are entitled to convert, at any time, any portion of the principal of the 5% Debentures to common stock at a conversion price for each share at the lower of (a) 80% of the market price at the conversion date or
(b) $0.55. The 5% Debentures include an option by FIXN to exchange the Debentures for Convertible Preferred Stock.

The following summarizes the outstanding balance of the 5% Debentures at March 31, 2003 and 2002:

                                                                      2003               2002
                                                                 ---------------    --------------
         Outstanding principal amount of 5% debentures           $       33,966     $     33,975
         Less unamortized discount for warrants issued                        -               (9)
                                                                 ---------------    -------------

         Carrying amount                                         $       33,966     $      33,966
                                                                 ===============    =============


10% Convertible Debentures Payable

On December 30, 2002, the Company issued $500,000 in new three-year convertible debentures with an interest rate of 10%, payable quarterly. These debentures are convertible in the Company's common stock at 85% of the average of the three lowest closing prices during the 20 days prior to the conversion. The notes mature in December 2005, and are classified as long-term.

Based upon a debenture conversion price being 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of these debentures issued was $88,235, and the amount was credited in the accounts as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense. In conjunction with the issuance of the convertible debentures, the Company issued Common Stock Purchase Warrants (collectively the Note Warrants) to purchase 1,000,000 shares of the Company's common stock, par value $00.01 per share (the Common

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002


Stock), at an exercise price of $0.01 per share, and are immediately exercisable. Total funds received of $500,000 were allocated $9,000 to the Note Warrants and $491,000 to the Notes. The total value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes. Interest on the indebtedness is accrued through March 31, 2003.

The financial statements as of March 31, 2003, reflect the remaining principal amount of the 10% debentures, less the unamortized bond discount attributable to the beneficial conversion feature and the warrants. The net carrying value is $446,085. Interest on the indebtedness is accrued through March 31, 2003.

In January 2003, the Company received aggregate proceeds of $50,000 in connection with the issuance of a 10% $50,000 convertible debenture, due in 2004. The lender, an unrelated party, is a current holder of a note payable issued by the Company. The convertible benefit feature value was $8,824, and it is amortized over the term of the note.


Convertible Notes Payable Due to certain shareholders and former Members of Warning Model Management, LLC

The merger of Warning Model Management, LLC, and FIXN resulted in FIXN issuing to the certain members of Warning Model Management, LLC an aggregate of $2,900,000 principal amount of 4% convertible debentures due December 27, 2004.

The terms of the debentures require that interest be paid on the principal sum outstanding semi-annually in arrears at the rate of 4% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Semi-annual interest payments shall be due and payable on December 1 and June 1 of each year, commencing with June 1, 2003. The Company will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date.

The Holders of these Convertible Debentures are entitled, at their option, to convert at any time, the principal amount of this Debenture or any portion thereof, plus, at the Holder's election, any accrued and unpaid interest, into shares of Common Stock of the Company (the common stock of the Company, the "Common Stock" and shares of Common Stock so converted, the "Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lesser of (i) $0.05 (the "Set Price") (subject to adjustment for stock splits and the like), and (ii) 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date.

Based upon a debenture conversion price being either the lesser of 0.05 per share or 85% of the average of the five (5) lowest closing bid prices of the Common Stock during the twenty-two (22) Trading Days preceding the applicable Conversion Date. The beneficial conversion feature of the $2,900,000 debentures issued was $511,765, and the amount was credited in the accounts of FIXN as additional paid in capital. The amount attributable to the beneficial conversion feature is amortized over the term of the loan and is included as a component of interest expense.

The financial statements as of March 31, 2003, reflect the remaining principal amount of the 4% debentures to shareholders, less the unamortized bond discount. The net carrying value is $2,432,635. Interest on the indebtedness is accrued through March 31, 2003.



11. EQUITY DRAWDOWN FACILITY

In December 2002, the Company signed a letter of intent with a third party, who has provided debt financing to the Company, to provide an equity drawdown facility of up to $2,000,000.



12. SEC FILINGS

On March 4, 2003, the Company filed a Form SB-2 to register the following:

                         WARNING MODEL MANAGEMENT, INC.

           NOTES UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2002


         1. A $500,000 Convertible Debenture, 10% annual interest rate, issued December 30, 2002 pursuant to a Securities Purchase Agreement (the "Agreement"). The convertible debenture can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 22 trading days preceding the conversion date.

The holder of the 10% convertible debenture (Mercator Momentum Fund, L.P.) may not convert its securities into shares of the Company's common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.9% of the outstanding shares of the Company's common stock. Each holder may waive this percent ownership restriction not less than 61 days' notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures owned by the Mercator Momentum Fund, L.P. cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by the Mercator Momentum Fund, L.P.

         2. The shares underlying a Stock Purchase Agreement (the "Agreement") issued December 30, 2002 with the Mercator Momentum Fund, L.P. ("Mercator") that provides for a $2,000,000 Equity Line. The Agreement is for two years and will begin on the effective date of this Registration Statement. Mercator's obligations to advance funds to FIXN by purchasing shares of the Company's common stock will not commence until the effectiveness of this Registration Statement. Upon this effectiveness, Mercator shall have an obligation to purchase from time to time up to $2,000,000 of the Company's common stock. During this period, FIXN may require Mercator to purchase a minimum amount of FIXN common shares once every twenty-two trading days. The maximum purchase request is the lesser of 1)$150,000, 2) the remaining amount under the equity line, 3) 10% of the total dollar trading volume in FIXN common stock, or 4) the maximum amount the investor could purchase without being required to file a Form 13D. The purchase price is 92% of the lowest closing bid price during the fifteen trading days following each closing date. The minimum bid price of FIXN common stock must be greater than $0.05.


13. SUBSEQUENT EVENTS

In April 2003, a shareholder loaned $20,000 to Warning in the form of a short-term note bearing 8% interest per annum.

In May 2003, the Company obtained $100,000 in the form of a short term note bearing 8% interest per annum.

In April and May 2003, the Company issued 19,750,000 shares of common stock to consultants in lieu of cash payments. The approximate market value of the common stock is $197,000.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICER

Our Certificate of Incorporation provides in summary: the corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, indemnify any and all persons whom it shall have power to indemnify, and the indemnification provided shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by this Article, as to action in any capacity in which he served at the request of the corporation.

Article 7 of the New York Business Corporation Law provides the following:

            Section 721. Nonexclusive of statutory provisions for indemnification of directors and officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

            Section 722. Authorization for indemnification of directors and officers.

               (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

               (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contenders, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

               (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

               (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed, by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose, which is not opposed to the best interests of the corporation.

            Section 723. Payment of indemnification other than by court award.

               (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

               (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

                  (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

                  (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

                     (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                     (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

                     (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

            Section 724.  Indemnification of directors and officers by a court.

               (a) Notwithstanding the failure of a corporation to provide indemnification, and despite and contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section for indemnification of directors and officers), 722 (Authorization for indemnification of directors and officers) and paragraph
(a) of section 723. Application therefore may be made, in every case, either:

                   (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

                   (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

               (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

               (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

            Section 725. Other provisions affecting indemnification of directors and officers.

               (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

               (b) No indemnification, advancement or allowance shall be made under this article in any circumstance where it appears:

                  (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation, which prohibits or otherwise limits such indemnification;

                  (2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

               (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

               (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

               (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

               (f) The provisions of this article relating to indemnification of directors and officers and insurance therefore shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

            Section 726. Insurance for indemnification of directors and officers.

               (a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

                  (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

                  (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

                  (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

               (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

                  (1) If a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                  (2) In relation to any risk the insurance of which is prohibited under the insurance law of this state.

               (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

               (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

               (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

                Our Certificate of Incorporation further provides: personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

      Section 402(b) of the New York Business Corporation Law provides: the certificate of incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit: (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated
Section 719, or (2) the liability of any director for any act or omissions prior to the adoption of a provision authorized by this paragraph.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Famous Fixins pursuant to the foregoing provisions or otherwise, we are aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Commission Policy

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling WNMI, WNMI has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                        $     204.52
Printing and Engraving Expenses             $   5,000.00
Legal Fees and Expenses                     $  20,000.00
Accounting Fees and Expenses                $  15,000.00
Transfer Agent Fees                         $   5,000.00
Blue Sky Fees                               $   1,000.00
Miscellaneous                               $   5,000.00
                                            ------------
Total                                       $  51,204.52

RECENT SALES OF UNREGISTERED SECURITIES

WNMI made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

On February 8, 2000, pursuant to a consulting agreement with Edward DeFudis, we agreed to issue to him up to 250,000 shares of common stock and options to purchase up to 250,000 shares of common stock in exchange for business consulting services in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of stock that was not a public offering. Options to purchase the first 125,000 shares of common stock are exercisable at $.1875 per share. Options to purchase the other 125,000 shares of common stock are exercisable at $.25 per share. We filed a registration statement on

Form S-8 for the resale of the securities. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

     We entered into agreements, dated as of March 7, 2000, for the sale of convertible debentures with a principal amount of $1,000,000 and warrants to purchase 2,500,000 shares of common stock to three accredited investors, Roseworth Group Ltd., Austost Anstalt Schaan and Balmore S.A., in transactions deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of a security that was not a public offering. We made a determination that each holder was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment. We received gross proceeds of $1,000,000 from the sales. The convertible debentures are due March 13, 2005. The holders of the convertible debentures were entitled to convert the debentures into shares of common stock at a conversion price of $.40 per share. However, the maximum number of shares of common stock that may be received upon the conversion of the debentures by any one holder is 9.9% of our then-outstanding common stock after the conversion, including any other shares of common stock held by the holder. The warrants are exercisable before March 13, 2005 at a purchase price of $.75 per share. Under the agreements, we filed a registration statement under the Securities Act of 1933 for shares of common stock issuable upon the conversion of the convertible debentures and the warrants. In October 2000, we entered into an agreement for the sale of $1,500,000 principal amount of 4% convertible debentures pursuant to which the outstanding principal amount of the 0% convertible debentures were surrendered.

     On March 31, 2000, we issued to Sokolow & Associates, Inc. warrants to purchase 20,000 shares of our common stock, exercisable for three years at $.001 per share in exchange for business consulting services in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of stock that was not a public offering. We made a determination that Sokolow & Associates was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

     On April 3, 2000, pursuant to an employment agreement with Jody King-Cheifetz, we agreed to issue to her options to purchase up to 304,000 shares of common stock in a transaction deemed to be exempted under Section 4(2) of the Securities Act of 1933 as a sale of stock that was not a public offering. Options to purchase 4,000 shares of common stock at $0.15 per share vested as of May 11, 2000. Options to purchase 60,000 shares of common stock shall vest on October 1, 2000, and the remaining options shall vest in equal increments over the subsequent four years on October 1. The exercise price of first 60,000 options shall be $.15 per share. The exercise price of the remaining 240,000 options shall be equal to a 50% discount from the closing bid price of the common stock on the last trading date immediately preceding each vesting. In the event that King-Cheifetz no longer serves as an employee of Famous Fixins on a continuous basis through each vesting period, the unvested options shall terminate immediately upon the termination of her employment. All options to purchase up to 304,000 shares of common stock described above expire on April 3, 2005, or as otherwise provided in the stock option agreement or employment agreement. We filed a registration statement on Form S-8 for the resale of 4,000 shares of common stock. We made a determination that she was an sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

     In October 2000, we granted Rich Seery, an employee of Famous Fixins, warrants to purchase 160,000 shares of our common stock in a transaction deemed to be exempted under Section 4(2) of the Securities Act of 1933 as a sale of stock that was not a public offering. The warrants expire on June 30, 2005 and are exercisable as follows:

        - to purchase up to 40,000 shares at $.10 per share; - after June 30, 2001, to purchase up to an additional 30,000 shares at a 50% discount to the average closing bid price of WNMI's common stock for the five consecutive business days ending on and including June 30, 2001;
        - after June 30, 2002, to purchase up to an additional 30,000 shares at a 50% discount to the average closing bid price of WNMI's common stock for the five consecutive business days ending on and including June 30, 2002;

        - after June 30, 2003, to purchase up to an additional 30,000 shares at a 50% discount to the average closing bid price of WNMI's common stock for the five consecutive business days ending on and including June 30, 2003; and
        - after June 30, 2004, to purchase up to an additional 30,000 shares at a 50% discount to the average closing bid price of WNMI's common stock for the five consecutive business days ending on and including June 30, 2004.

If Seery's employment with Famous Fixins is terminated, at any time, for whatever reason, all unexercised warrants and all rights to such warrants, as of the date of termination, shall be immediately forfeited. We made a determination that Seery was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

     We entered into agreements, dated as of October 27, 2000, for the sale of 4% convertible debentures with a principal amount of $1,500,000 and warrants to purchase 250,000 shares of common stock with Roseworth Group Ltd., Austost Anstalt Schaan and Balmore S.A., in transactions deemed to be exempt under
Section 4(2) of the Securities Act of 1933 as a sale of a security that was not a public offering. The transaction closed on November 7, 2000. We made a determination that the three investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment. The principal amount of the 4% convertible debentures is $1,500,000, consisting of:

          - principal in the amount of $500,000, of which $250,000 was provided by Roseworth Group, $125,000 was provided by Austost Anstalt Schaan, and $125,000 was provided by Balmore Funds; and
          - the surrender of outstanding 0% convertible debentures with a principal amount of $1,000,000, issued pursuant to the Convertible Debenture and Warrants Purchase Agreement, dated March 7, 2000, of which a principal amount of $400,000 was held by Roseworth Group Ltd., a principal amount of $250,000 was held by Austost Anstalt Schaan, and a principal amount of $350,000 was held by Balmore Funds.

The 4% convertible debentures are due on August 7, 2001 with a 5% premium on the principal and the accrued unpaid interest. We may not pay the principal before the maturity date without the express written consent of the investors. Semi-annual interest payments are due and payable on December 1 and June 1 of each year, commencing with December 1, 2000. We entered into an equity line of credit transaction on October 31, 2000, for which the shares issuable upon drawdowns on the equity line are the subject of this registration statement. If we are unable to pay the amounts due on the maturity date but we can draw down on the equity line of credit, we are to draw down the maximum amount each draw down period to pay the investors the full amount due. On or after the maturity date, the investors may convert the 4% convertible debentures into shares of common stock if this registration statement is not effective on the maturity date or if we do not draw down the maximum amount permitted each drawdown period under the equity line after this registration statement is effective. The conversion price shall equal the lesser of $0.054 or 85% of the average of the 5 lowest closing bid prices during the 22 trading days preceding the applicable conversion date. The maximum number of shares of common stock that may be received upon the conversion of the debentures by any one holder is 9.9% of our then-outstanding common stock after the conversion, including any other shares of common stock held by the holder. The warrants to purchase 250,000 shares of common stock are exercisable before November 7, 2003 at a purchase price of per share of $0.0588. Of these warrants, Roseworth Group owns warrants to purchase 108,333 shares, Austost Anstalt Schaan owns warrants to purchase 62,500 shares, and Balmore Funds owns warrants to purchase 79,167 shares. Under the agreements, we agreed to prepare and file a registration statement under the Securities Act for shares of common stock issuable upon the conversion of the convertible debentures and the warrants within 45 days of the closing date of the transaction. We agreed to use our best efforts to cause the registration statement to become effective within 90 days of the closing date or 5 days of SEC clearance to request acceleration of effectiveness. At the closing of the transaction, we received gross proceeds of $500,000, less payment to the escrow agent, Epstein Becker & Green P.C., of $10,000 for the investors' legal, administrative and escrow costs, and less payment of a 10% placement agent fee to Union Atlantic, L.C., which placement agent fee is net of payment to the escrow agent, Epstein Becker & Green P.C., of $5,000 for the investors' legal, administrative and escrow costs. We also issued to Union Atlantic, L.C. 75,000 shares of restricted common stock and a warrant to purchase 100,000 shares of common stock as part of the placement agent fee. The warrants are exercisable before November 7, 2003 at a purchase price per share of $0.0588. We agreed to include such securities to the placement agent in the registration statement for the resale of the common stock underlying the 4% convertible debentures and warrants.

     We signed a common stock purchase agreement with Folkinburg Investments Limited, dated as of October 31, 2000, for the future issuance and purchase of shares of our common stock in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of stock that was not a public offering. We made a determination that Folkinburg Investments was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment. The common stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility. In general, the drawdown facility operates as follows: the investor, Folkinburg Investments, has committed to provide us with up to $5 million as we request it over a 24 month period, in return for shares of common stock we issue to Folkinburg Investments. Subject to a maximum of 16 draws, once every 29 trading days, we may request a draw of up to $5 million of that money, however, no single draw can exceed $5 million. We must wait at least 7 trading days after each 22 trading day drawdown period before requesting another drawdown. The maximum amount we actually can draw down upon each request will be determined by 4.5% of the volume-weighted average daily price of our common stock for the 3 month period prior to our request and the total trading volume for the 3 months prior to our request. Each draw down must be for at least $100,000. At the end of a 22-day trading period following the drawdown request, the final drawdown amount is determined based on the volume-weighted average stock price during that 22-day period. We then use the formulas contained in the common stock purchase agreement to determine the number of shares we will issue to Folkinburg Investments in return for that money. The per share dollar amount Folkinburg Investments pays for our common stock for each drawdown includes a 17.5% discount to the average daily market price of our common stock for the 22-day period after our drawdown request, weighted by trading volume. We will receive the amount of the drawdown less an escrow agent fee equal to $1,500 per drawdown and less a 10% placement fee payable to the placement agent, Union Atlantic, L.C., which introduced Folkinburg Investments to us. In lieu of making a commitment to Folkinburg Investments to draw a minimum aggregate amount, on October 31, 2000, we issued to Folkinburg Investments a stock purchase warrant to purchase up to 500,000 shares of our common stock and we also agreed to issue additional warrants to purchase a number of shares equal to 50% of the shares purchased by Folkinburg Investments on the settlement date of each drawdown. The warrants to purchase 500,000 shares of common stock have an exercise price per share of $0.0636, which equals 110% of the volume-weighted average share price for the trading day prior to the date the warrants were issued, and expire on October 31, 2003. The additional warrants issuable at each settlement date will be exercisable for 35 calendar days and have an exercise price equal to the weighted average of the purchase prices of the common stock during the applicable settlement period. We agreed to file file a registration statement under the Securities Act for shares of common stock issuable under the equity line of credit, including shares underlying warrants issued in connection with the equity line of credit, within 45 days of the closing date of the transaction. We agreed to use our best efforts to cause the registration statement to become effective within 90 days of the closing date or 5 days of SEC clearance to request acceleration of effectiveness. At the closing of the transaction, we paid the escrow agent, Epstein Becker & Green P.C., $10,000 for Folkinburg Investments' legal, administrative and escrow costs. WNMI has decided not to pursue this credit facility which expires in October 2003.

Calendar year 2001 - there were no sales of unregistered securities by the prior management.

On December 27, 2002, we issued three, two year 4% interest, convertible promissory notes in the aggregate of $2,900,000 to the members of WAMM as follows: Jeffrey Wong, $290,000. George Furla, $1,450,000 and $1,160,000 to Steve Chamberlin in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities that was not a public offering.

Effective with the merger date, 24,313,655 shares of Famous Fixins Inc. common stock were issued to the members of Warning Model Management, LLC, pursuant to the Agreement and Plan of Merger dated December 27, 2002 as part of the consideration for the Merger of Warning Model Management LLC and Famous Fixins Inc. The shares were issued as follows, Steve Chamberlin 9,725,462 shares, George Furla 12,156,827 shares, Jeffrey Wong 2,431,366 shares. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering," valued at $0.01 per share (price reflected market price) The investors of the stock at this time were accredited investors.

On December 30, 2002, we issued an aggregate of $500,000 of 10% convertible debenture due in 2005 to Mercator Momentum Fund, LP. in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. The debenture accrues interest at 10% per annum. The holder has the right to convert the debentures in to common shares at any time through maturity at a conversion price of 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date. The debenture holders also received warrants allowing purchase of 1,000,000 common shares at an exercise price of $0.01 per share at any time before December 30, 2007. The proceeds were primarily used to repay short-term borrowings and for general corporate purposes.

On December 30, 2002, WNMI also entered into an equity line stock purchase agreement with Mercator Momentum Fund L.P. Mercator received a $100,000 commitment fee upon entering this agreement. Subsequently, WNMI decided not to move forward with the equity line stock purchase agreement.

On January 7, 2003, we issued a $50,000 of 4% convertible debenture due in 2004 to Alpha Capital Aktiengesellschaft, in a transaction deemed to be exempt under
Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering The debenture accrues interest at 10% per annum. The holder has the right to convert the debentures in to common shares at any time through maturity at a conversion price of 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date.

On February 6, 2003, Mercator Momentum Fund L.P., the holder of an assigned portion of the 10% convertible debenture issued by Famous Fixins Inc. to Roseworth Group Limited on October 27, 2000, elected to convert, $25,500 of the outstanding principal amount of the debenture, into 5,000,000 shares of our restricted common stock in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 5, 2003, we issued a $48,000 promissory note to Filter International, LTD. For cash loaned to us in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 5, 2003, we issued a $20,000 promissory note to Peter Benz for cash loaned to us in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On April 4th and on April 15, 2003 we issued promissory notes for $10,000 respectively to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 15, 2003 we issued a promissory note for $100,000 to the Momentum Fund L.P. for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 16, 2003 we issued a promissory note for $40,000 to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 17, 2003 we issued a promissory note for $28,911 to George Furla for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 9, 2003 we issued a promissory note for $300,000 to the Michael T. Covell and Arline Cowell Revocable Trust for cash loaned to WNMI in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

EXHIBITS
Exhibit
NUMBER            DESCRIPTION

2.1 Plan and Agreement of Reorganization between Spectrum Resources, Inc. and Famous Fixins, Inc. (Incorporated by reference to Exhibit 1 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
2.2 Agreement and Plan of Merger between Famous Fixins, Inc., a Nevada corporation, and Famous Fixins Holding Company, Inc., a New York corporation (Incorporated by reference to Exhibit 2 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
2.3 Agreement and Plan of Merger between Famous Fixins, Inc., a New York corporation, and Famous Fixins Holding Company, Inc., a New York corporation (Incorporated by reference to Exhibit 3 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
3(i)(1) Articles of Incorporation of Spectrum Resources, Inc. (Incorporated by reference to Exhibit 4 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
3(i)(2) Certificate of Incorporation of Famous Fixins Holding Company, Inc. (Incorporated by reference to Exhibit 5 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
3(i)(3) Articles of Merger for Famous Fixins, Inc., a Nevada corporation, and Famous Fixins Holding Company, Inc., a New York corporation (Incorporated by reference to Exhibit 6 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
3(i)(4) Certificate of Merger of Famous Fixins Holding Company, Inc., a New York Corporation, and Famous Fixins, Inc., a Nevada Corporation (Incorporated by reference to Exhibit 7 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
3(i)(5) Certificate of Merger of Famous Fixins, Inc., a New York corporation, and Famous Fixins Holding Company, Inc. (Incorporated by reference to
          Exhibit 8 of Registration Statement on Form 10-SB/A (Amendment No.
          3) filed on December 10, 1999.)
3(i)(6) Certificate of Amendment of the Certificate of Incorporation of Famous Fixins Holding Company, Inc. (Incorporated by reference to Exhibit 9 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
3(ii) By-Laws (Incorporated by reference to Exhibit 10 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
4.1 Form of Warrant Certificate (Incorporated by reference to Exhibit 11 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
4.2       Warrant Certificate of Michael Simon (Incorporated by reference to
          Exhibit 12 of Registration Statement on Form 10-SB/A (Amendment No.
          3) filed on December 10, 1999.)
4.3 Form of Warrant Certificate (Incorporated by reference to Exhibit 13 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
4.4 Convertible Debenture and Warrants Purchase Agreement between Famous Fixins, Inc. and AMRO International, S.A. dated as of October 19, 2000 (Incorporated by reference to Exhibit 14 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
4.5 Convertible Debenture and Warrants Purchase Agreement between Famous Fixins, Inc. and Austost Anstalt Schaan and Balmore Funds, S.A. dated as of October 19, 1999 (Incorporated by reference to Exhibit 15 of Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.)
4.6 Convertible Debenture and Warrants Purchase Agreement between Famous Fixins, Inc. and Roseworth Group Ltd., Austost Anstalt Schaan, and Balmore Funds, S.A. dated as of March 7, 2000 Incorporated by reference to Exhibit 4.6 of Annual Report on Form 10-KSB filed on March 29, 2000.
4.7 Convertible Debenture and Warrants Purchase Agreement, dated as of October 27, 2000, between Famous Fixins, Inc. and Roseworth Group Ltd., Austost Anstalt Schaan and Balmore Funds, S.A. (Incorporated by reference to Exhibit 10.1 of Quarterly Report on Form 10-QSB/A filed on December 15, 2000.)

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


4.8       Common Stock Purchase Agreement, dated as of October 31, 2000, between Famous Fixins, Inc. and Folkinburg Investments Limited (Incorporated by reference to Exhibit 10.2 of Quarterly Report on
          Form 10-QSB/A filed on December 15, 2000.)
4.9 (1) Subscription Agreement, dated December 27, 2002 between Famous Fixins, Inc. and Mercator Momentum Fund, L.P.
4.10 * Equity Line Stock Purchase Agreement dated December 27, 2002 between Famous Fixins, Inc. and Mercator Momentum Fund, L.P.
4.11 * Convertible Debenture dated December 27, 2002 between Famous Fixins, Inc. and Mercator Momentum Fund, L.P.
4.12 * Stock Purchase warrant dated December 27, 2002 between Famous Fixins, Inc. and Mercator Momentum Fund, L.P.
 5.1 *    Opinion re: Legality
23.1 *    Consent of Naccarato $ Associates (Included in opinion filed as
          Exhibit 5.1)
23.2 *    Consent of independent auditors Pohl, McNabola, Berg & Company, LLP

(1) Incorporated by reference from an exhibit filed with Form SB-2 on May 9, 2003, File No. 333-105124
 *     Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, CA, 90201.

Registrant:       Warning Model Management, Inc.

SIGNATURE                                   TITLE                                         DATE
---------                                   -----                                     --------------
By:      /S/ MICHAEL RUDOLPH        Chief Executive Officer                           August 1, 2003
         -------------------        Director, and Principal Accounting Officer
         Michael Rudolph


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                   TITLE                                          DATE
---------                                   -----                                    ---------------
By:      /S/ MICHAEL RUDOLPH        Chief Executive   Officer                         August 1, 2003
         -------------------        Director, and Principal Accounting Officer
         Michael Rudolph

By:      /S/ STEVE CHAMBERLIN       Director, Managing Member                         August 1, 2003
         --------------------
         Steve Chamberlin           Warning Model Management, LLC

By:      /S/ STANLEY TEPPER         Chief Financial Officer                           August 1, 2003
         ------------------
           Stanley Tepper
